As filed with the U.S. Securities and Exchange Commission on February 5, 2020.

Registration No. 333-235949

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

East Stone Acquisition Corporation
(Exact name of registrant as specified in its charter)

____________________

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25 Mall Road, Suite 330
Burlington, MA 01803
(781) 202 9128

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Xiaoma (Sherman) Lu
130 Worthen Road
Lexington, MA 02421
(617) 991-5173

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Barry Grossman, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, New York, New York 10105 (212) 370-1300 (212) 370-7889 — Facsimile	Simon Schilder Michael Killourhy Ogier Ritter House, 6th Floor Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands, VG1110 + 1 (284) 852 7300	Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 (202) 778-6400 (202) 778-6460 — Facsimile

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one ordinary share of no par value, one Right entitling the holder to receive one-tenth (1/10) of one ordinary share and one redeemable Warrant entitling the holder to purchase one-half (1/2) of one ordinary share(2)(3)	11,500,000	$10.00	$115,000,000	$14,927
Ordinary Shares of no par value, included as part of the Units(3)	11,500,000	—	—	—	(4)
Rights included as part of the Units	11,500,000	—	—	—	(4)
Shares underlying Rights included as part of the Units	1,150,000	—	—	—	(4)
Redeemable Warrants included as part of the Units(3)	11,500,000	—	—	—	(4)
Representative’s Warrants	575,000	$12.00	$6,900,000	$895.62
Representative’s Shares	86,250	$10.00	$862,500	$111.95
Total			$122,762,500	$15,934.57

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(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)      Includes 1,500,000 units, consisting of 1,500,000 ordinary shares, 1,500,000 rights and 1,500,000 redeemable warrants, which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.

(3)      Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)      No fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, FEBRUARY 5, 2020

$100,000,000

East Stone Acquisition Corporation

10,000,000 Units

East Stone Acquisition Corporation is a blank check company incorporated in the British Virgin Islands as a business company and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. For purposes of consummating an initial business combination, we intend to focus on businesses primarily operating in the financial technology (Fintech in short) space in North America and Asia-Pacific.

This is an initial public offering of our securities. We are offering 10,000,000 units at an offering price of $10.00 per unit. Each unit consists of one ordinary share, one right and one redeemable warrant, which we refer to throughout this prospectus as “public warrants”. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share. We will not issue fractional shares. As a result, you must exercise warrants in multiples of two warrants, at an exercise price of $11.50 per full share, subject to adjustment as described in this prospectus to validly exercise your warrants, and you must have ten (10) rights to receive a share at the closing of the business combination. Each warrant will become exercisable on the later of the completion of an initial business combination and 12 months from the date of this prospectus and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have also granted I-Bankers, the representative of the underwriters, a 30-day option to purchase up to an additional 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to as our “public shares.”

We have 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) to consummate our initial business combination. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our initial shareholders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each three months extension, $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline. If we are unable to consummate our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses, pro rata to our public shareholders by way of the redemption of their shares and to cease all operations except for the purposes of winding up of our affairs, as further described herein. In such event, the rights and warrants will expire and be worthless.

Our sponsor, Double Ventures Holdings Limited, which we refer to throughout this prospectus as our “sponsor,” I-Bankers, and individuals Hua Mao and Cheng Zhao, have committed that they or their designees will purchase from us an aggregate of 323,750 (or 350,000 if the over-allotment is exercised in full) units, or “private units,” at $10.00 per unit. Of such amount, 167,000 units, or the “insider units,” will be purchased by our sponsor (and/or its designees), an aggregate of 108,000 units, or “anchor units”, will be purchased by Hua Mao and Cheng Zhao separately and not together, and 48,750 (or 75,000 if the over-allotment is exercised in full) units, or the “representative units,” will be purchased by I-Bankers (and/or its designees). We refer to Messrs. Mao and Zhao collectively as our “anchor investors” throughout this prospectus. All of these purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. All of the proceeds we receive from these purchases will be placed in the trust account described below.

There is presently no public market for our units, ordinary shares, rights or warrants. We have applied to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ESSCU.” We expect that our units will be listed on the Nasdaq Capital Market on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The securities comprising the units will begin separate trading on the 90th day following the date of this prospectus unless I-Bankers informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading as described in this prospectus, we expect the ordinary shares, rights and warrants will be traded on Nasdaq under the symbols “ESSC,” “ESSCR” and “ESSCW,” respectively. We cannot assure you that our securities will be approved for listing and, if approved, will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds, Before Expenses, to the Company
Per Unit	$10.00	$0.175	$9.825
Total	$100,000,000	$1,750,000	$98,250,000

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(1)       The underwriters will receive compensation in addition to the underwriting discount. Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

(2)       Excludes $0.275 per unit, or $2,750,000 (or up to $3,162,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to I-Bankers for advisory services relating to the initial business combination, which amounts will be paid out of the trust account to I-Bankers only on completion of an initial business combination, in an amount equal to $0.275 per unit sold in this offering, subject to adjustment as described in this prospectus.

Upon consummation of the offering, $10.00 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part), subject to increase of up to an additional approximately $0.20 per share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus, will be deposited into a United States-based trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about           , 2020.

Sole Book-Running Manager

I-Bankers Securities, Inc.

Co-Manager

EarlyBirdCapital, Inc.

          , 2020

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•        references to “we,” “us” or “our company” refer to East Stone Acquisition Corporation, a BVI business company with limited liability;

•        references to our “anchor investors” refer to Hua Mao and Cheng Zhao, who are purchasing our anchor units;

•        references to our “anchor units” refer to an aggregate of 108,000 units we are selling privately to the anchor investors simultaneously with the closing of this offering;

•        references to the “BVI” refer to the British Virgin Islands;

•        references to the “representative units” refer to the 48,750 units (or 75,000 if the over-allotment is exercised in full) we are selling privately to I-Bankers and/or its designees simultaneously with the closing of this offering;

•        references to the “Companies Act” and the “Insolvency Act” refer to the BVI Business Companies Act, 2004 and the Insolvency Act, 2003 of the British Virgin Islands, respectively and in each case as amended;

•        references to “founder shares” refer to the 2,875,000 ordinary shares currently held by the initial shareholders (as defined below), which include up to an aggregate of 375,000 ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

•        references to our “initial shareholders” refer to our sponsor (as defined below), Navy Sail International Limited, a BVI business company with limited liability, of which our Chairman and Chief Financial Officer, Mr. Chunyi (Charlie) Hao, is the sole director, and any of our officers or directors that hold founder shares;

•        references to our “insider units” refer to the 167,000 units we are selling privately to our sponsor and/or its designees simultaneously with the closing of this offering;

•        references to our “management” or our “management team” refer to our officers and directors;

•        references to “private units” refer to the insider units, the anchor units and the I-Bankers units;

•        references to “ordinary shares” refer to the ordinary shares of no par value in the company;

•        references to “private shares,” “private rights” and “private warrants” refer to the ordinary shares, rights and warrants, respectively, included within the private units;

•        references to “public rights” refer to the rights sold as part of the units in this offering (whether they are subscribed for in this offering or in the open market);

•        references to our “public shares” refer to ordinary shares which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public shareholders” refer to the holders of our public shares, including our initial shareholders to the extent our initial shareholders purchase public shares, provided that their status as “public shareholders” shall exist only with respect to such public shares;

•        references to our “public warrants” refer to the redeemable warrants which are being sold as part of the units in this offering (whether they are subscribed for in this offering or in the open market);

•        references to “public units” refer to the units in this offering (whether they are subscribed for in this offering or in the open market);

•        references to our “rights” refers to the rights which are being sold as part of the units in this offering as well as the concurrent private placement;

•        references to our “sponsor” refer to Double Ventures Holdings Limited, a BVI business company with limited liability, the sole director of which is Chunyi (Charlie) Hao, our Chairman and Chief Financial Officer; and

•        references to our “warrants” refer to our redeemable warrants, which includes the public warrants as well as the private warrants and warrants underlying units issued upon conversion of working capital loans to the extent they are no longer held by the initial purchasers of the private warrants or members of our management team (or their permitted transferees), in each case after our initial business combination.

In January 2020, we performed a share split whereby each ordinary share was sub-divided into two shares, resulting in our initial shareholders holding an aggregate of 2,875,000 founder shares (up to 375,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). Unless otherwise indicated, all amounts in this prospectus are expressed on a post-split basis. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated in the British Virgin Islands as a business company with limited liability (meaning that our shareholders have no liability, as members of our company, for the liabilities of our company over and above the amount already paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses primarily operating in the financial services industry or businesses providing technological services to the financial industry, commonly known as “fintech businesses” in the region of North America and Asia-Pacific. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions to identify any acquisition target. From the date of our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

We believe the financial services industry has experienced significant amount of change over the last several years as new companies providing technology, software, and digital platforms have entered the market. Fintech companies exist across many industries within financial services, including banking technology, digital payment, financial transaction and processing, capital markets, wealth management, insurance, and financial management systems. We believe that fintech companies have proven to be successful with multiple business models and strategic objectives. The objective of fintech companies can range from improving the efficiency of traditional financial services companies, to introducing new products and creating new markets, to those focused on disrupting traditional financial services companies with competitive products.

We intend to employ a pro-active acquisition strategy focused on identifying potential business combination targets in the fintech industry serving the financial industries in commercial lending, retail lending, insurance, mutual fund management, money market and securities trading that are fundamentally sound, where we believe we can be a catalyst to accelerating growth. We believe the financial services industry is evolving at a rapid pace due to the entrance of technology focused service providers, and we believe that there are attractive opportunities to acquire and merge with either rapidly growing fintech companies or traditional financial services companies that are at a strategic inflection point. Among the fintech businesses, we are intent on identifying companies with disruptive technology that have allowed them to grow quickly and that we believe are positioned to sustain a robust growth trajectory through the addition of new capital, access to public markets, operational or strategic expertise. Among the traditional financial services companies, we are seeking combination targets that have new or evolving opportunities to respond to changes in the market place through the addition of new capital, access to public markets, operational or strategic expertise. We believe strongly in our management team’s ability to add value from both an operating and a financing perspective has been a key driver of past performance and we believe will continue to be central to its differentiated acquisition strategy.

Business Strategy

Our business strategy is to utilize our management team’s past to identify and complete our initial business combination with a company that our management believes, with proper utilization of our network and experience, has compelling potential for value creation.

We believe our management team and members of our board have experience in:

•        Operating companies, setting and changing strategies, and identifying, mentoring and recruiting exceptional talent;

•        Developing and growing companies, both organically and through strategic transactions and acquisitions, and expanding the product range and geographic footprint of a number of target businesses;

•        Investing in leading private and public technology companies to accelerate their growth and maturation; and

•        Accessing the capital markets, including financing businesses and helping companies transition to public ownership.

Market Opportunity

Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses within the fintech business space in North America and Asia-Pacific with an overall transaction value between $300 million and $1.0 billion. According to a report titled “The Win-Win Proposition — Why APAC’s Fintech Momentum is Driven by Partnerships,” published by the consulting firm Accenture in March 2019, the number of fintech investments worldwide in 2018 increased 19% to 3,251, up from 2,743 in 2017, totaling $55.3 billion, up 120% from $26.7 billion in 2017; the value of investment out of Asia-Pacific in 2018 rose to $29.8 billion, up from $6.9 billion in 2017. As provided in CB Insight’s “Global Intech Report Q3 2019” (the “CB Report”), the total venture capital (“VC”) investment in fintech sector in the third quarter of 2019 exceeded $8.9 billion, which represents a year-over-year increase of 41.3% from $6.3 billion for the comparative period in 2018. North America and Asia are the leading geographies for the fintech sector as indicated by the large amount of investment. According to the CB Report, in the third quarter of 2019, a total of $4.3 billion VC-backed equity funding was made across 182 fintech transactions in North America and $1.8 billion was invested in 152 transactions in Asia. As shown in the chart below, U.S. VC-backed fintech funding topped $12.9 billion through the third quarter of 2019, which has surpassed 2018’s annual record.

Source: Global Intech Report Q3 2019 by CB Insight

According to the CB Report, China regained the lead as the top market in Asia for fintech deals in the third quarter of 2019 with a total number of 55 deals.

Source: Global Intech Report Q3 2019 by CB Insight

We believe the fintech business are well posed for exponential growth and we believe that the sector represents attractive target markets given the size, breadth and prospects for growth. We have not narrowed our business combination target in any particular fintech business, however, we do believe the following areas:

Online Lending.    Online lending based on big data analytics has grown where traditional bank lending fails to cover or under covers. According to an Accenture analysis in its May 2017 report titled “Fintech — Did Someone Cancel the Revolution,” around 2 billion people worldwide are unbanked, ignored or technically not accessible by traditional banks or mainstream financial services companies. Those who are ignored or out of reach by traditional financial services are being served by advanced digital lending technologies.

Big Data, Cloud Computing and Credit Analytics.    Big data powered by cloud computing provides financial lenders the power to enhance credit rating and credit risk control. Bid data opens up a frontier to financial institutions to service those unbanked and/or underbanked customers.

Mobile Phone Payment.    Mobile phone payment has been deployed quickly where cash payment can be eliminated creating fast and efficient transactions. However, smart phone payment is regulated differently in different countries by their respective financial authorities causing deployment of the technology unevenly worldwide.

Smart Contract.    Smart contract utilizes computer programs, often in block chain, to automatically execute contracts between two or more parties in a variety of business in financial services, commercial transactions, B to B services, or B to C services, in lending, loan repayment, mortgaging, reducing costs in the conventional flow of documents and enhancing accuracy and security of the flow of documents.

Insurtech.    Insurtech is short for “insurance technology.” It represents the emergence of new technologies that are transforming the insurance industry by reducing costs for consumers and insurance companies, improving efficiency, and enhancing customer satisfaction. Insurtech is seen to be a disruptor to the property and casualty homogenous insurance segment. Mass computing ability, scenario-based setting and growth are key strengths of Insurtech companies. Insurtech incorporates artificial intelligence (“AI”) and online-to-offline (O2O) integration by tapping into property and casualty (“P&C”) homogeneous-like auto insurance and health insurance segments.

Insurtech has been applied in areas such as AI-powered anti-fraud solutions for the P&C insurance industry. Insurtech provides a digitized platform, allowing customers to acquire all of their P&C in one place, suitable to small businesses. This digitalized market place is designed to improve insurance agency processes and efficiency.

According to KPMG’s March 2019 report titled “Insurtech 10: Trends for 2019,” insurtech trends in the areas of digital risk reduction, digitizing customers, behaviorial science, AI and machine learning, vehicle-focused coverage (as opposed to driver-focused insurance), and big data.

As reported in an article titled “Insurtech Investments Break New Records in Q1” published by Insurance Journal in May 2019, more than $1 billion was invested in 85 insurtech deals in the first quarter of 2019.

Investment Criteria

We will seek to identify companies that have compelling market presence, growth potential and a combination of the following characteristics. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter our initial business combination with a target business that does not meet these criteria and guidelines. We intend to acquire companies or assets that we believe have the following attributes:

•        Middle-market businesses.    We intend to seek target businesses with a total enterprise value between $300 million and $1 billion. We believe there are a considerable number of potential target businesses within this valuation range that can benefit from new capital for scalable operations to generate substantial revenue and earnings growth.

•        Strong and noticeable presence in its market.    We intend to focus on investment in an industry segment that has a noticeable presence in its market;

•        First mover in its niche market.    When pursuing our business combination, we will look for targets that are early leaders in their niche market and which set trends in their products and/or services;

•        Differentiated products or services.    A company with differentiated products or services offers investors a long-term investment opportunity and we will certainly spend time and resources to assess our business combination in this regard;

•        Seasoned management team.    We will spend significant time assessing a company’s leadership and personnel and evaluating what we can do to augment and/or upgrade the team over time if needed;

•        Widely-applicable technology & scalable model offering appealing growth potential.    Our management believes that technology-driven solutions that are widely applicable and scalable have a unique window of opportunity to create advantages that will grow with the industry;

•        Stable and reputable customer base.    We will seek target businesses that have a stable and reputable customer base, with systematic advantages which are generally able to employ risk management measures to endure economic downturns, industry consolidation, changing business preferences and other unfavorable business environments that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Initial Business Combination

We will have until 15 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board if requested by our initial shareholders, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our initial shareholders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each three-month extension, $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline, up to an aggregate of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full), or approximately $0.20 per share. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights and warrants will be worthless.

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding advisory fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in connection with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire substantially all of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than substantially all of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses even if the acquisitions of the target businesses are not closed simultaneously.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, we will be required to seek additional financing, in which case we may issue additional securities or incur debt in connection with such business combination. Furthermore, we may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination (although our memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

Our Acquisition Process

We believe that conducting comprehensive due diligence on prospective investments is particularly important to achieve a successful business combination. We will utilize the diligence, rigor, and expertise of available resources of the network of our management team and the members of our board to evaluate potential targets’ strengths, weaknesses, and opportunities to identify the relative risk and return profile of any potential target for our initial business combination. Given our management team’s extensive tenure in evaluating investment opportunities and due diligence from past working experiences. We will often be familiar with the prospective target’s end-market, competitive landscape and business model. We certainly will empower third parties to assist us when needed.

In evaluating a prospective target for an initial business combination, we expect to conduct a thorough diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, financial analyses and technology reviews, as well as a review of other information that will be made available to us.

We are not prohibited from pursuing an initial business combination with a company affiliated with our sponsor, our officers, or our directors, subject to certain approvals and consents. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent accounting firm that our initial business combination is fair to us from a financial point of view. Currently, we are not aware of an affiliate of our sponsor, officers or directors that would make a suitable target for our initial business combination.

We currently do not have any specific targets for an initial business combination selected. Our officers and directors have not contacted nor had any discussions with possible target businesses in which they directly or indirectly proposed or encouraged a potential target to consider a possible combination with us. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction with any prospective target business. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible business combination with us.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our amended and restated memorandum and articles of association will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Emerging Growth Company Status and Other Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company shall have the meaning associated with it in the JOBS Act.

Corporate Information

Our executive offices are located at 25 Mall Road, Suite 330, Burlington, MA 01803 and our telephone number is (617) 991-5173.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 22 of this prospectus.

Securities offered

10,000,000 units, at $10.00 per unit, each unit consisting of:

•   one ordinary share,

•   one right to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination; and

•   one redeemable warrant, each warrant exercisable to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment as described in this prospectus.

Listing of our securities and proposed symbols	We anticipate the units, and the ordinary shares, rights and warrants once they begin separate trading, will be listed on Nasdaq under the symbols “ESSCU,” “ESSC,” “ESSCR” and “ESSCW,” respectively.

Each of the ordinary shares, rights and warrants may trade separately on the 90th day after the date of this prospectus unless I-Bankers determines that an earlier date is acceptable. I-Bankers has advised that, generally, it will not allow earlier separate trading of the units until it is confident, based on market conditions, that the units will not fall below the initial public offering price. In no event will I-Bankers allow separate trading of the ordinary shares, rights and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the public units.

Once the ordinary shares, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares, rights and warrants.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place two business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Current Report on Form 8-K or a new Current Report on Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Current Report, or amendment thereto, or in a subsequent Current Report on Form 8-K, information indicating if I-Bankers has allowed separate trading of the ordinary shares, rights and warrants prior to the 90th day after the date of this prospectus.

Ordinary shares:
Number of issued and outstanding before this offering	2,875,000 shares (includes up to an aggregate of 375,000 founder shares that are subject to forfeiture by our sponsor if the over-allotment option is not fully exercised by the underwriters)
Number to be issued and outstanding after this offering and sale of private units

12,898,750 shares (assumes the over-allotment option has not been exercised and an aggregate of 375,000 founder shares have been forfeited by our sponsor as a result thereof, excludes the securities underlying any warrants or rights)

Rights:
Number outstanding before this offering	0
Number of rights to be outstanding after this offering and the private placement	10,323,750
Redeemable Warrants:
Number outstanding before this offering	0 warrants
Number to be outstanding after this offering and sale of private units	10,323,750 (assumes the over-allotment option has not been exercised and excludes the Representative’s Warrants)
Exercisability

Each warrant is exercisable for one-half (1/2) of one ordinary share. Because the warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised at any given time.

Exercise price

$11.50 per share, subject to adjustment as described in this prospectus. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is our current intention to have an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is such an effective registration statement and during any period when we shall have failed to maintain such an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the trading day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

Exercise period

The warrants will become exercisable on the later of the completion of an initial business combination and 12 months from the date of this prospectus. The warrants will expire at 5:00 p.m., Eastern Time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

Redemption of warrants

We may redeem the outstanding warrants (excluding the private warrants, any outstanding Representative’s Warrants issued to I-Bankers and/or its designees and any warrants underlying units issued to our sponsor, initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant:

• at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•   if, and only if, the last sales price of our ordinary shares equals or exceeds $18.00 (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period ending three trading days before we send the notice of redemption, and

•   if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 warrant exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. None of the private placement warrants will be redeemable by us so long as they are held by our sponsor, anchor investors, I-Bankers, and/or their respective designees or permitted transferees. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Term of the Rights

Each holder of a right will receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. In the event we will not be the survivor upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. No fractional shares will be issued upon conversion of any rights. Any fractional shares will be rounded down to the nearest whole share, and any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights.

Private units

Our sponsor, anchor investors and I-Bankers have committed to purchase an aggregate of 323,750 private units, of which 167,000 will be purchased by our sponsor and/or its designees, 108,000 will be purchased by our anchor investors, and 48,750 will be purchased by I-Bankers (or 350,000 private units if the underwriter’s over-allotment is exercised in full, of which 275,000 to be purchased by our sponsor, anchor investors and/or its designees and 75,000 to be purchased by I-Bankers) at $10.00 per unit ($3,237,500 in the aggregate or $3,500,000 at the maximum aggregate amount) in a private placement that will close simultaneously with the closing of this offering. Each private unit will consist of one ordinary share, one right (“private right”) entitling holder to receive one-tenth (1/10) of one ordinary share, and one warrant (“private warrant”), each warrant exercisable to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per full share (subject to adjustment).

The purchase price of the private units will be added to the net proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the proceeds of the sale of the private units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private units will expire worthless.

Offering proceeds to be held in the trust account

$100,000,000 of the net proceeds of this offering and the sale of the private units (or $115,000,000 if the over-allotment option is exercised in full), or $10.00 per unit sold to the public in this offering, will be placed in a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee (subject to increase of up to an additional approximately $0.20 per share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus), pursuant to an agreement to be signed on the date of this prospectus. The proceeds to be placed in the trust account include $3,237,500 (or $3,500,000 if the over-allotment option is exercised in full) we will receive from the sale of the private units. Pursuant to the business combination marketing agreement we will enter into with I-Bankers in connection with this offering, I-Bankers will serve as our advisor in connection with our business combination and will receive the following compensation upon consummation of our business combination, (i) if the amount of cash held in the trust account immediately prior to the business combination, after redemptions, is at least 50% of the gross proceeds of the offering hereunder, then the advisory fees payable to I-Bankers will be 2.75% of the cash remaining the trust account in cash, (ii) if the amount of cash held in the trust account immediately prior to the business combination, after redemptions, is less than 50% of the gross proceeds of the offering hereunder, then the advisory fees payable to I-Bankers will be 1.375% of the gross proceeds of the offering, and (iii) notwithstanding (i) and (ii) above, if the amount of cash held in the trust account immediately prior to the business combination, after redemptions, is less than $20,000,000, then the advisory fees payable to I-Bankers will be paid in a combination of cash and securities in the same proportion as the cash and securities consideration paid to the target and its shareholders in the business combination, provided that in no event shall the cash portion of such advisory fees be less than $1,000,000. The remaining estimated $700,000 of net proceeds of this offering (after deducting offering expenses and underwriting discounts and commissions of approximately $2,537,500) will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to an initial business combination only from the net proceeds of this offering not held in the trust account of approximately $700,000; provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our initial business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 150,000 ordinary shares if $1,500,000 of notes were so converted, as well as 150,000 rights to receive 15,000 ordinary shares and 150,000 warrants to purchase 75,000 shares). Our shareholders have approved the issuance of the units (and underlying ordinary shares, rights and warrants) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete an initial business combination, the loans will only be repaid with funds not held in the trust account, and only to the extent available.

Ability to extend time to complete business combination

If we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our initial shareholders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each three-month extension, $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline, up to an aggregate of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full), or approximately $0.20 per share. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Limited payments to insiders

There will be no fees, reimbursements or other cash or non-cash payments paid to our sponsor, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private units held in the trust account prior to the consummation of our initial business combination:

• repayment at the closing of this offering of non-interest bearing loans and/or advances in an aggregate amount of $166,621 (as of the date of this prospectus) made by our initial shareholders;

•   payment to an affiliate of our executive officers of a total of $10,000 per month (up to $120,000 in the aggregate) for office space, utilities and secretarial and administrative services commencing on the date that our securities are first listed on Nasdaq;

•   reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•   repayment upon consummation of our initial business combination of any loans which may be made by our initial shareholders or their affiliates or our officers and directors to finance transaction costs in connection with an intended initial business combination.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve such business combination or (ii) by means of a tender offer.

In connection with any proposed initial business combination, we may seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination. In such case, we will consummate our initial business combination so long as (after redemption) our net tangible assets will be at least $5,000,001 prior to or upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeem) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial shareholders have agreed (A) to vote their founder shares, private shares and any public shares held by them in favor of any proposed initial business combination, (B) not to propose any amendment to our memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, (C) not to redeem any shares (including the founder shares) and private units (and underlying securities) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or to sell any shares in a tender offer in connection with a proposed business combination if we do not seek shareholder approval in connection therewith) or a vote to amend the provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares and private units (and underlying securities) shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account). None of our initial shareholders or their affiliates has indicated any current intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our initial shareholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions (other than I-Bankers and its affiliates engaging in broker-dealer activities in the ordinary course of business) in order to influence the vote. Our initial shareholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination although we may seek an alternative initial business combination.

Redemption rights

At any meeting called to approve an initial business combination, any public shareholder voting either for or against such proposed business combination will be entitled to demand that his ordinary shares be redeemed for a pro rata portion of the amount then in the trust account (initially $10.00 per share, subject to increase of up to an additional approximately $0.20 per ordinary share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus, plus any pro rata interest earned on the funds held in the trust account less amounts necessary to pay our taxes). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the advisory fees we will pay to the underwriters.

If we seek shareholder approval in connection with our initial business combination, we will consummate such transaction so long as (after any redemption) our net tangible assets will at least $5,000,001 prior to or upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the ordinary shares sold in this offering without our prior written consent. We believe this restriction will prevent an individual shareholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to redeem no more than 15% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction, which is favored by our other public shareholders. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The requirement for physical or electronic delivery at or prior to the meeting ensures that a holder’s election to redeem his shares is irrevocable once the business combination is approved. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise redemption rights. This is because a holder would need to deliver shares to exercise redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Liquidation if no business combination

If we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of ordinary shares and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.

In connection with our redemption of 100% of our outstanding public shares for a portion of the funds held in the trust account, each public shareholder will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes payable on such funds. Holders of rights or warrants will receive no proceeds in connection with the liquidation with respect to such rights or warrants, which will expire worthless.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.

The underwriters will not receive any advisory fees pursuant to the business combination marketing agreement that is held in the trust account in the event we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

The holders of the founder shares and private units (and underlying securities) will not participate in any redemption distribution with respect to their founder shares, private shares, private rights or private warrants, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account).

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00 (subject to increase of up to an additional approximately $0.20 per share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. Therefore, the actual per-share redemption price may be less than approximately $10.00.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account together with up to $50,000 of interest earned on the funds held in the trust account that is available to us for such purposes. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses. We currently do not anticipate that such funds will be insufficient.

Indemnity

Our sponsor, Xiaoma (Sherman) Lu (our Chief Executive Officer) and Chunyi (Charlie) Hao (our Chairman and Chief Financial Officer) have agreed that they will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor, Mr. Lu or Mr. Hao, have sufficient funds to satisfy its indemnity obligations and believe that their only assets are securities of our company. We believe the likelihood of our sponsor, Mr. Lu and Mr. Hao having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Risks

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 22 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2019 Unaudited
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(150,109)		$100,700,655	(2)
Total assets	$176,031		$100,700,655	(3)
Total liabilities	$175,376	$
Value of ordinary shares which may be redeemed for cash	$—		$95,700,650	(4)
Shareholders’ equity	$655		$5,000,005

____________

(1)      Includes $3,500,000 we will receive from the sale of the private units to insiders.

(2)      The “as adjusted” calculation equals actual shareholders’ equity of $655 as of December 31, 2019, plus $100,000,000 in cash that will be held in trust from the proceeds of this offering and the sale of the insiders’ private units and private units sold to our Underwriter, plus $700,000 in cash held outside the trust accounts.

(3)      The “as adjusted” calculation equals actual shareholders’ equity of $655 as of December 31, 2019, plus $100,000,000 in cash held in trust from the proceeds of this offering and the sale of the insiders’ private units, plus $700,000 in cash held outside the trust accounts.

(4)      The “as adjusted” value of ordinary shares which may be redeemed for cash as of December 31, 2019 is derived by taking 9,570,065 ordinary shares which may be redeemed, representing the maximum number of shares that may be redeemed while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a redemption price of $10.00.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid such that we have at least $5,000,001 of net tangible assets prior to or upon consummation of this offering and upon consummation of our initial business combination.

The “as adjusted” working capital and total assets amounts include the $100,000,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 prior to or upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination (if a vote is required or being obtained).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

If we do not decide to hold a shareholder vote in conjunction with our initial business combination for business or other legal reasons (so long as shareholder approval is not required by the Companies Act or the rules of Nasdaq), we will conduct redemptions pursuant to the tender offer rules of the SEC and our memorandum and articles of association. Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting, provided that we were not seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination). Furthermore, shareholder approval would not be required pursuant to the Companies Act if our initial business combination were structured as a purchase of assets, a purchase of stock of the target not involving a merger with us, or a merger of the target into a subsidiary of our company, or if we otherwise entered into contractual arrangements with a target to obtain control of such company. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering and the private placement, our initial shareholders will own approximately 20.7% of our issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering and assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 375,000 founder shares by our sponsor as a result thereof). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. If our sponsor purchases any units in this offering or if we or our sponsor purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, our board of directors, is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only one-half of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with such business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Our memorandum and articles of association requires us to provide all of our public shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination, or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our initial business combination, we may redeem up to that number of ordinary shares that would permit us to maintain net tangible assets of at least $5,000,001 prior to or upon the consummation of our initial business combination. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). We may not be able to find a suitable target business and consummate our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If we are unable to consummate our initial business combination within the require time period, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up.

Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the rights and warrants will be worthless.

We will have until 15 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. In order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees must deposit into the trust account for each three month extension $1,000,000 or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline, up to an aggregate of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full), or approximately $0.20 per share. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. Consequently, such loans might not be made on the terms described in this prospectus. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights and warrants will be worthless.

If we seek shareholder approval of our business combination, our sponsor, directors, officers and their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Purchases of ordinary shares in the open market or in privately negotiated transactions by our sponsor, directors, officers or their affiliates may make it difficult for us to maintain the listing of our ordinary shares on a national securities exchange following the consummation of an initial business combination.

If our sponsor, directors, officers or their affiliates purchase ordinary shares in the open market or in privately negotiated transactions, the public “float” of our ordinary shares and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only (i) in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation (ii) if they redeem their shares in connection with an initial business combination that we consummate or (iii) if they redeem their shares in connection with a shareholder vote to amend our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your securities, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we may have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. Your inability to redeem more than an aggregate of 15% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 15 months (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us for the payment of our tax obligations, may not be sufficient to allow us to operate for at least the next 15 months (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights and warrants will expire worthless.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to, among other documents, our memorandum and articles of association, if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), this will trigger the required redemption of our ordinary shares using the available funds in the trust account pursuant to our memorandum and articles of association, resulting in our repayment of available funds in the trust account. Following which, we will proceed to commence a voluntary liquidation and thereby a formal dissolution of the company. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate, after which our remaining assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his statement of account and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”) that the liquidation has been completed. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands Court, which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

In any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the redemption amounts payable to them.

Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ESA”) came into force in the

British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities”, which in the case of companies incorporated before January 1, 2019 will apply in respect of financial years commencing June 30, 2019 onwards. However, it is not anticipated that the company itself will be subject to any such requirements prior to any business combination and thereafter the company may still remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ESA will have little material impact on the company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the company.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the company is not required to observe any restrictions in respect of its conduct save as disclosed in this prospectus or its memorandum and articles of association.

If we are unable to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), our public shareholders may be forced to wait beyond such period before redemption from our trust account.

If we are unable to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public shareholders from the trust account shall be effected as required by our memorandum and articles of association prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses) pro rata to our public shareholders, then such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond 15 months (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon any such redemption of public shares as we are required to effect or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If we are deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by the company may be deemed “voidable transactions.”

If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will be required to redeem our public shares from the trust account pursuant to our memorandum and articles of association.

However, if at any time we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate, after which our assets would be distributed. Following the process of insolvent liquidation, the liquidator will complete its final report and accounts and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”). The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands Court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders. In such liquidation proceedings, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the amounts otherwise payable to them.

If we are deemed insolvent, then there are also limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our initial shareholders have waived their right to participate in any liquidation distribution with respect to the initial shares. We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account. In addition, our sponsor, Mr. Lu and Mr. Hao have agreed that they will be liable to us, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the British Virgin Islands Court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If deemed to be insolvent, distributions made to public shareholders, or part of them, from our trust account may be subject to claw back in certain circumstances.

If we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), and instead distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those ordinary shares and the payment of the proceeds to public shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Companies Act (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to public shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the Companies Act provides a mechanism by which those proceeds could be recovered from public shareholders. However, the Companies Act also provides for circumstances where such proceeds could not be subject to claw back, namely where (a) the public shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into on the date of this prospectus, our initial shareholders, anchor investors, I-Bankers and their permitted transferees can make up to three demands on or after the consummation of our initial business combination that we register for resale an aggregate of 2,500,000 (or 2,875,000 if the over-allotment is exercised in full) founder shares, 167,000 insider units and underlying securities, 108,000 anchor units and underlying securities, 48,750 (or 75,000 if the over-allotment is exercised in full) I-Bankers units and underlying securities, 500,000 shares (or 575,000 if the over-allotment is exercised in full) underlying the warrants being issued to the underwriters of this offering, and up to 1,500,000 units, and underlying securities, issuable upon conversion of working capital loans. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our sponsor, holders of our private units or their respective permitted transferees are registered.

Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we intend to focus on fintech business in North America and Asia-Pacific, we may pursue acquisition opportunities in any geographic region and in any business industry or sector. Except for the limitations that, so long as our securities are listed on Nasdaq, a target business have a fair market value of at least 80% of the value of the trust account (less certain advisory fees to I-Bankers and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

Past performance by our management team may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with, our management team and their affiliates is presented for informational purposes only. Past performance by our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management team as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. None of our officers or directors has had experience with any blank check companies in the past.

We may seek investment opportunities outside of our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but we may determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or the rules of Nasdaq, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights and warrants will expire worthless.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that, so long as our securities are listed on Nasdaq, our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less certain advisory fees to I-Bankers and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

We are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Our board of directors will have significant discretion in choosing the standard used to establish the fair market value of the target acquisition. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorize the issuance of an unlimited amount of both ordinary shares of no par value and preferred shares of no par value. We may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination (although our memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity).

However, our memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our memorandum and articles of association, like all provisions of our memorandum and articles of association, may be amended with the approval of our shareholders. However, our executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

Although no such issuance of ordinary or preferred shares will affect the per share amount available for redemption from the trust account, the issuance of additional ordinary or preferred shares:

•        may significantly dilute the equity interest of investors in this offering, who will not have pre-emption rights in respect of such an issuance;

•        may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights created by amendment of our memorandum and articles of association by resolution of the directors senior to those afforded our ordinary shares;

•        could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, ordinary shares, rights and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights and warrants will expire worthless.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares, rights or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any future taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our rights and warrants.

We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

We may, in connection with our initial business combination, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

U.S. federal income tax reform could adversely affect us and holders of our units.

On December 22, 2017, President Trump signed into law H.R. 1, originally known as the “Tax Cuts and Jobs Act,” which significantly reformed the Internal Revenue Code of 1986, as amended. The new legislation, among other things, changes the U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest, allows the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to examine the impact this tax reform legislation may have on us. The impact of this tax reform, or of any future administrative guidance interpreting provisions thereof, on holders of our units is uncertain and could be adverse. This prospectus does not discuss any such tax legislation or the manner in which it might affect holders of our units. We urge prospective investors to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in our units.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

After this offering and after our initial business combination, it is likely that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

After this offering, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. It is also likely that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will continue to be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and key personnel, some of whom may join us following our initial business combination. The loss of our officers, directors, or key personnel could negatively impact the operations and profitability of our business.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us. Additionally, we do not intend to have any full time employees prior to the consummation of our initial business combination.

The role of such persons in the target business, however, cannot presently be ascertained. Although some of such persons may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business.

Our officers also may become aware of business opportunities, which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties or contractual obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us. Our directors and/or executives are currently managing or will be managing other businesses similar to the market opportunities we are pursuing business combination.

Furthermore, certain of our directors and/or executives may enter into blank check companies by serving either directors and/or executives. In order to minimize potential conflicts of interest which may arise from multiple affiliations, Messrs. Lu and Hao will be required to present all suitable target businesses to the Company prior to presenting them to such other blank check company, unless such opportunity is expressly offered to Messrs. Hao and Lu solely in their capacity as officers of such company.

The shares beneficially owned by our officers and directors may not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to redeem their founder shares, private shares, shares underlying private rights or private warrants, or any other ordinary shares acquired in this offering or thereafter, or to receive distributions with respect to their founder shares, private shares, or shares underlying private rights or private warrants upon our liquidation if we are unable to consummate our initial business combination, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account). Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any rights and warrants they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers or directors, which may raise potential conflicts of interest.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our directors also serve as officers and board members for other entities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent account firm regarding the fairness to our shareholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our shareholders, whether or not a conflict of interest may exist.

Since our sponsor will lose its entire investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In October 2018, we issued an aggregate of 1,437,500 founder shares to our initial shareholders for an aggregate purchase price of $25,000, or approximately $0.017 per share, with 625,000 shares issued to our sponsor, Double Ventures Holdings Limited, of which Mr. Chunyi (Charlie) Hao, our Chairman and Chief Financial Officer, is the sole director, 625,000 to Navy Sail International Limited, of which Mr. Hao is the sole director, and 187,500 shares issued to Mr. Hao. In January 2020, we performed a share split whereby each ordinary share was sub-divided into two shares, resulting in our initial shareholders holding an aggregate of 2,875,000 founder shares. The founder shares will be worthless if we do not consummate an initial business combination. In addition, our sponsor (and/or its designees), together with our anchor investors, have committed to purchase an aggregate of 275,000 private units in a private placement, each consisting of one ordinary share, one right to receive one-tenth (1/10) of one ordinary share, and one warrant to purchase one-half (1/2) of one ordinary share, for an aggregate purchase price of $2,750,000 that will also be worthless if we do not consummate our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete initial business combination. Furthermore, we may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination (although our memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). We and our officers and directors have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, and the sale of the private units, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private units will provide us with approximately $100,000,000 (or approximately $115,000,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination, which amounts include up to $2,750,000, or up to $3,162,500 if the over-allotment option is exercised in full, of advisory fees payable to I-Bankers being held in the trust account, subject to adjustment as described elsewhere herein.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

Our management team and our shareholders may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.

Since we have no specified percentage threshold for redemption contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. Historically, blank check companies would not be able to consummate an initial business combination if the holders of such company’s public shares voted against a proposed business combination and elected to redeem more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies were unable to complete a business combination because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with its initial business combination. As a result, we may be able to consummate our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Holders of rights and warrants will not participate in liquidating distributions if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, the rights and warrants will expire and holders will not receive any of such proceeds with respect to the rights and warrants. In this case, holders of rights and warrants are treated in the same manner as holders of rights and warrants of blank check companies whose units are comprised of shares, rights and warrants, as the rights and warrants in those companies do not participate in liquidating distributions. If a business combination is not approved, the rights and warrants will expire and will be worthless.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the warrants for cash.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the public warrant at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ordinary shares that a holder will receive upon exercise of its public warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered ordinary shares for cash even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to have our securities listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by our initial shareholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the warrants upon consummation of our initial business combination or exercise of the warrants. Accordingly, the warrants may expire worthless.

Our rights and warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing rights to receive 1,000,000 of our ordinary shares (or up to 1,150,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) and warrants to purchase 5,000,000 of our ordinary shares (or up to 5,750,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), as part of the units offered by this prospectus, rights to receive 32,375 of our ordinary shares (or up to 35,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) and warrants to purchase 161,875 of our ordinary shares (or up to 175,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), as part of a private placement. The warrants are exercisable at a price of $11.50 per full share, subject to adjustment. We will also be issuing Representative’s Warrants exercisable for 500,000 ordinary shares (or 575,000 shares if the underwriters’ over-allotment option is exercised in full) at an initial exercise price of $12.00 per share, subject to adjustment. In addition, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, make certain loans to us, up to $1,500,000 of which may be converted upon consummation of our initial business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 150,000 ordinary shares if $1,500,000 of notes were so converted, as well as 150,000 rights to receive 15,000 ordinary shares and 150,000 warrants to purchase 75,000 shares). To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our rights and warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if

•        we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share,

•        the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and

•        the Market Value is below $9.50 per share,

then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price. This may make it more difficult for us to consummate an initial business combination with a target business.

The ability of our public shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public shareholders may have to remain shareholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our public shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), in order to be able to receive a portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than they would have in a liquidation of the trust account.

We intend to offer each public shareholder the option to vote in favor of the proposed business combination and still seek redemption of such shareholders’ shares.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not our initial shareholders, officers or directors) the right to have his, her or its ordinary shares redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination; provided that a shareholder must in fact vote for or against a proposed business combination in order to have his, her or its ordinary shares redeemed for cash. If a shareholder fails to vote for or against a proposed business combination, that shareholder would not be able to have his ordinary shares so redeemed. We will consummate our initial business combination only so long as (after any redemption) we have net tangible assets of at least $5,000,001 prior to or upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

A public shareholder that fails to vote either in favor of or against a proposed business combination will not be able to have his shares redeemed for cash.

In order for a public shareholder to have his shares redeemed for cash in connection with any proposed business combination, that public shareholder must vote either in favor of or against a proposed business combination. If a public shareholder fails to vote in favor of or against a proposed business combination, whether that shareholder abstains from the vote or simply does not vote, that shareholder would not be able to have his ordinary shares so redeemed to cash in connection with such business combination.

We will require public shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under our memorandum and articles of association, we are required to provide at least 10 days advance notice of any shareholder meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. In the event that a shareholder fails to comply with the various procedures that must be complied with in order to validly tender or redeem public shares, its shares may not be redeemed.

Additionally, despite our compliance with the proxy rules or tender offer rules, as applicable, shareholders may not become aware of the opportunity to redeem their shares.

Redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We will require public shareholders who wish to redeem their ordinary shares in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including private equity groups, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

The provisions of our memorandum and articles of association relating to the rights and obligations attaching to our ordinary shares, including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended prior to the consummation of our initial business combination with the approval of the holders of 65% (or 50% if for the purposes of approving, or in conjunction with, the consummation of our initial business combination) of our outstanding ordinary shares attending and voting on such amendment at the relevant meeting, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our memorandum and articles of association to facilitate the consummation of our initial business combination that a significant number of our shareholders may not support.

Many blank check companies have a provision in their charter, which prohibits the amendment of certain of its provisions, including those, which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our memorandum and articles of association provides that, prior to the consummation of our initial business combination, its provisions related to pre-business combination activity and the rights and obligations attaching to the ordinary shares, including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended if approved by holders of 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Following the consummation of our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our initial shareholders, which will beneficially own approximately 20.7% of our ordinary shares upon the closing of this offering and the private placement (assuming our initial shareholders do not purchase any units in this offering, no exercise of the underwriters’ over-allotment option and the forfeiture of 375,000 founder shares by our sponsor as a result thereof), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our memorandum and articles of association which govern our pre-business combination and the rights and obligations attaching to the ordinary shares behavior more easily that many blank check companies, and this may increase our ability to consummate our initial business combination with which you do not agree. However, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and the rights and warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private units, including the interest earned on the proceeds held in the trust account that may be available to us for our initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and the rights and warrants will expire worthless. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

If we do not hold an annual meeting of shareholders until after the consummation of our initial business combination, shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law or the rules of Nasdaq, we do not currently intend to call an annual meeting of shareholders until after we consummate our initial business combination. If our shareholders want us to hold a meeting prior to our consummation of our initial business combination, they may do so by members holding not less than thirty percent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82(2) of the Companies Act. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.017 per founder share (assuming no exercise of the over-allotment option) and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares, and none to the rights or warrants included in the units) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 88.5% or $8.85 per share (the difference between the pro forma net tangible book value per share of $1.20 and the initial offering price of $10.00 per ordinary share).

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares, rights and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to list our securities on Nasdaq, as of the date of this prospectus there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

Once initially listed on Nasdaq, our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on Nasdaq upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on Nasdaq in the future. Additionally, in connection with our business combination, Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        a reduced liquidity with respect to our securities;

•        a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The United States federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or International Financial Reporting Standard as issued by the International Accounting Standards Board (“IFRS”), and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 12-month (or up to 21-month, as applicable) time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing a business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending June 30, 2020. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We may re-domicile or continue out of the British Virgin Islands into, another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business or re-domicile or continue out of from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands Courts are also unlikely:

•        to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and

•        to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

•        the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•        is final and for a liquidated sum;

•        the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•        in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•        recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and

•        the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our board of directors, management or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Our memorandum and articles of association permit the board of directors by resolution to amend our memorandum and articles of association, including to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our memorandum and articles of association permits the board of directors by resolution to amend certain provisions of the memorandum and articles of association including to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors by amendment to relevant provisions of the memorandum and articles of association and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We may issue some or all of such preferred shares in connection with our initial business combination. Notwithstanding the foregoing, we and our directors and officers have agreed not propose any amendment to our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We may seek investment opportunities with a financially unstable business or in its early stages of development.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

The development of fintech is in its early stage and any adverse development in fintech market may adversely affect our business and results of operations.

Fintech, as defined by Financial Stability Board, is “technically enabled financial innovation that could result in new business models, applications, processes or products with an associated material effect on financial markets and institutions and the provision of financial services”. As of today, consumers and investors are benefiting from both the emergence of new fintech solutions and the evolution of exiting financial services providers. This has generated a wide range of financial services and products more efficiently and effectively. Some established fintech business today make only light or early-stage use of the technologies to deliver new products and services to reach their customers in different financial segments. However, fintech companies are not all profitable. Fintech companies’ failure to achieve profitability may have a negative impact in our business and operation.

There is no assurance that a fintech business may be embraced and welcomed by users in the market place. Any negative sentiment to fintech business may adversely affect our business and results of operations.

As a relatively new technology, fintech has only recently been deployed in the market place of digital payment, digital wallet, mobile phone banking, distributed financial record keeping, peer to peer lending, credit rating by artificial intelligence, financial cloud computing, big data and analytics in financial services to individual credit, etc. However, there can be no assurance that those in the banking database will welcome the emergence of new technology in the financial system. If privacy and privacy protection are not adequately paired up, consumers may refuse to embrace the deployment of fintech and may refuse to receive services from fintech. Therefore, our business and operation may adversely be impacted by the reverse of the market.

We are subject to regulatory risks with regard to the deployment of fintech, which could negatively affect our business, results of operations and financial position.

Fintech is already delivering significant benefits to consumers and investors; to financial services firms and financial market infrastructure; and to financial stability and financial inclusion. The increase use of fintech solutions and emerging technologies also brings risk, to which regulators and supervisors are responding. Fintech is moving from “under the regulatory” and is attracting growing responses and supervisory scrutiny per a report titled Regulation and Supervision of Fintech by KPMG in March 2019. Fintech industry regulation differs greatly from country to country. We foresee that the industry is subject to further governmental supervision and regulation by governmental authorities in the country where fintech are to be deployed. We will see governmental authorities are likely to issue new laws, rules and regulations governing the financial transactions via fintech platform, in the areas of cyber security, open banking, outsourcing of cloud computing, data and AI and accounting and regulatory treatment. We cannot assure you that we are able to successfully foresee any changes in law and regulations which may adversely affect our reputation, business, financial condition and results of operations upon our initial business combination.

Erosion or loss of user confidence in fintech could adversely impact our business, results of operations and financial condition. Financial transaction involving fintech may suffer from hacking and fraud risks, which may adversely erode user confidence in the technology and reduce demand for our products and services.

Transactions involving fintech are entirely digital and, as with any virtual system, face risk from hackers, malware and operational glitches. Hackers can target fintech platform to gain unauthorized access to transactions performed by and over fintech. Certain features of fintech, such as decentralization, the open source protocols, and peer-to-peer connectivity, may increase the risk of fraud or cyber-attack by potentially reducing the likelihood of a coordinated response. Fintech users may suffer from hacking risks and may face financial losses, which may erode the confidence of fintech users, adversely affecting the operation of our business and negatively affect demand for our products.

The functionality of most fintech platform relies on the Internet. A significant disruption of Internet connectivity could adversely affect our business, results of operations and financial condition.

We may be subject to information technology system failures or network disruptions caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, or other events or disruptions. System redundancy and other continuity measures may be ineffective or inadequate, and our business continuity and disaster recovery planning may not be sufficient for all eventualities. Such a significant disruption of Internet connectivity affecting large numbers of users or geographic areas could impede the functionality of a fintech platform by, among other things, preventing users access, interfering with transactions on fintech platform.

Risks Associated with Acquiring and Operating a Business Outside of the United States

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        exchange listing and/or delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, certain members of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. Some foreign jurisdictions may be inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•        levying fines;

•        revoking our business and other licenses;

•        requiring that we restructure our ownership or operations; and

•        requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses, including their industry and geographic location;

•        the ability of our officers and directors to generate a number of potential investment opportunities;

•        failure to list or delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Over-Allotment Option		Over- Allotment Option Exercised
Gross proceeds
From offering	$100,000,000		$115,000,000
From private placements	3,237,500		3,500,000
Total gross proceeds	103,237,500		118,500,000
Offering expenses(1)
Underwriting discount (1.75% of gross proceeds from offering)	1,750,000	(2)	2,012,500 (2)
Legal fees and expenses	415,000		415,000
Nasdaq listing fee	85,000		85,000
Printing and engraving expenses	30,000		30,000
Accounting fees and expenses	40,000		40,000
FINRA filing fee	18,914		18,914
D&O insurance	125,000		125,000
SEC registration fee	15,935		15,935
Miscellaneous expenses	57,651		57,651
Total offering expenses	2,537,500		2,800,000
Net proceeds
Held in the trust account(3)	100,000,000		115,000,000
Not held in the trust account	700,000		700,000
Total net proceeds	$100,700,000		$115,700,000
Use of net proceeds not held in the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to Due diligence investigation, structuring and negotiation of our initial business combination	$375,000		53.6%
Legal and accounting fees relating to SEC reporting obligations	100,000		14.3%
Nasdaq continued listing fees	75,000		10.7%
Payment of administrative fee ($10,000 per month, up to $120,000 in the aggregate)(5)	120,000		17.1%
Working capital to cover miscellaneous expenses, general corporate purposes, liquidation obligations and reserves	30,000		4.3%
Total	$700,000		100.0%

_________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from an aggregate of $166,621 loaned or advanced to us by our affiliates and payable as of December 31, 2019. These funds are currently due on demand and will be repaid out of the proceeds of this offering available to us.

(2)      No discounts or commissions will be paid with respect to the purchase of the private units.

(3)      Upon closing of the initial business combination, the funds held in the trust account may, but need not, be used to pay our expenses relating to acquiring a target business.

(4)      Does not include any interest earned on the funds held in the trust account that may be available to us as described in this prospectus.

(5)      We have agreed to pay to an affiliate of our executive officers up to a maximum of $120,000 in the aggregate, for office space, utilities and secretarial and administrative services. Such administrative fees shall be paid on a quarterly basis at $30,000 per quarter until the maximum fee is reached.

A total of $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private units described in this prospectus will be placed in a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee, subject to increase in the event that our sponsor elects to extend the period of time to consummate a business combination, and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay taxes, and up to $50,000 to pay dissolution expenses, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our sponsor or an affiliate of our sponsor or our officers and directors, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

Commencing on the date that our securities are first listed on Nasdaq, we have agreed to pay an affiliate of our executive officers up to a maximum of $120,000 in the aggregate for office space, utilities and secretarial and administrative services. Such administrative fees shall be paid on a quarterly basis at $30,000 per quarter until the maximum fee is reached. Upon the earlier of completion of our initial business combination, our liquidation, or the maximum payment, we will cease paying these quarterly fees.

As of December 31, 2019, our initial shareholders have loaned us a total of $132,500 to be used for a portion of the expenses of this offering under a promissory note. These loans are non-interest bearing and unsecured. The loan is due on the earlier of December 31, 2020 or the date on which we consummate the offering. Additionally, as of December 31, 2019 our initial shareholders, incoming directors and/or their affiliates had advanced to us an aggregate of $34,121, to be repaid upon the consummation of this offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such notes may be convertible into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 150,000 ordinary shares if $1,500,000 of notes were so converted as well as 150,000 rights to receive 15,000 shares and 150,000 warrants to purchase 75,000 shares).

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), or (iii) the redemption of our public shares in connection with a shareholder vote to amend our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares, private shares and shares underlying private rights and private warrants in connection with the consummation of our initial business combination. Our initial shareholders have also agreed to waive their redemption rights with respect to any public shares purchased during or after the offering in connection with the consummation of our initial business combination. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions with respect to its founder shares and private shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. Our initial shareholders have also agreed to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Companies Act. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20% of the issued and outstanding ordinary shares upon the consummation of this offering (assuming no purchase in this offering and not taking into account ownership of the private units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and included in the private units, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At December 31, 2019, our net tangible book value was a deficiency of $150,109, or approximately $(0.05) per share. For the purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed the issuance of 0.1 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration. After giving effect to the sale of 10,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private units, our pro forma net tangible book value at December 31, 2019 would have been $5,000,005 or $1.15 per share, representing an immediate increase in net tangible book value of $1.20 per share to the initial shareholders and an immediate dilution of 88.5% per share or $8.85 to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is $95,700,650 less than it otherwise would have been because if we effect our initial business combination, the redemption rights of the public shareholders (but not our initial shareholders) may result in the redemption of up to 9,570,065 shares sold in this offering.

The following table illustrates the dilution to our public shareholders on a per-share basis, assuming (i) no value is attributed to the rights included in the units and the private units and (ii) no value is attributed to the warrants included in the units and the private warrants.

Public offering price		$10.00
Net tangible book value before this offering	$(0.05)
Increase attributable to new investors and private sales	1.20
Pro forma net tangible book value after this offering		1.15
Dilution to new investors		$8.85
Percentage of dilution to new investors		88.5%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial shareholders (founder shares)	2,500,000	(1)	17.9%	$25,000	0.02%	$0.01
Shareholders with respect to private units	356,125	(2)	2.6%	3,237,500	3.14%	$10.00
Representative’s shares issued as compensation	75,000	(3)	0.05%	—	—	—
Public shareholders’ units	11,000,000	(4)	79.0%	100,000,000	96.84%	$10.00
Total	13,931,125		100.0%	$103,262,500	100.00%

____________

(1)      Assumes the over-allotment option has not been exercised and an aggregate of 375,000 founder shares have been forfeited by our sponsor as a result thereof.

(2)      Private placement units sold to initial shareholders, anchor investors and underwriter. Assumes the issuance of an additional 32,375 shares underlying the rights included in the private units.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 11,250 shares have not been issued to I-Bankers as a result thereof.

(4)      Assumes the issuance of an additional 1,000,000 shares underlying the rights included in the public units.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(150,109)
Net proceeds from this offering and private placements of private units	100,700,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	150,764
Less: Proceeds held in the trust account subject to redemption	(95,700,650)
	$5,000,005
Denominator:
Ordinary shares outstanding prior to this offering	2,500,000	(1)
Ordinary shares to be sold as part of the units in this offering	11,000,000	(3)
Ordinary shares to be sold as part of the private units in the private placement	356,125	(2)
Representative’s shares issued to underwriter as compensation	75,000	(4)
Less: Shares subject to redemption	(9,570,065)
	4,361,060

____________

(1)      Assumes that the underwriters’ over-allotment option has not been exercised and an aggregate of 375,000 founder shares have been forfeited by our sponsor as a result thereof.

(2)      Assumes the issuance of an additional 32,375 shares underlying the rights included in the private units.

(3)      Assumes the issuance of an additional 1,000,000 shares underlying the rights included in the public units.

(4)      Assumes the over-allotment option has not been exercised and an aggregate of 11,250 shares have not been issued to I-Bankers as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2019 and as adjusted to give effect to the sale of our units offered by this prospectus and the private units, and the application of the estimated net proceeds derived from the sale of such securities:

	As At December 31, 2019 (Unaudited)
	Actual	As Adjusted(1)
Amount payable to related party and third party(2)	$166,621	$—
Ordinary shares, no par value, actual; -0- and as adjusted; 9,570,065 shares which are subject to possible redemption	—	95,700,650	(4)
Shareholders’ equity:
Preferred shares, no par value, unlimited shares authorized; none issued or outstanding
Ordinary shares, no par value, unlimited shares authorized; 2,875,000 shares issued and outstanding, actual; 2,500,000(3) issued and outstanding (excluding 9,570,065 shares subject to possible redemption), as adjusted	25,000	5,024,350
Accumulated deficit	(24,763)	(24,354)
Total shareholders’ equity:	655	5,000,005
Total capitalization	$166,858	$100,700,655	(5)

____________

(1)      Includes $3,237,500 we will receive from the sale of the private units. Assumes the over-allotment option has not been exercised.

(2)      Amount payable to related party includes $132,500 of loans and $34,121 in accounts payable. Such amounts are non-interest bearing and are payable on the earlier of December 31, 2020 or the date on which we consummate the offering.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 375,000 founder shares have been forfeited by our sponsor as a result thereof.

(4)      Derived by taking 9,570,065 ordinary shares, which may be redeemed, representing the maximum number of shares that may be redeemed while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a redemption price of $10.00.

(5)      Derived by adding total shareholders’ equity and the value of the ordinary share, which may be redeemed for cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated in the British Virgin Islands with limited liability (meaning our shareholders have no liability, as members of the Company, for the liabilities of the Company over and above the amount already paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. We have not identified an acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in our initial business combination:

•        may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;

•        may subordinate the rights of holders of ordinary shares if the rights, preferences, designations and limitations attaching to the preferred shares are created by amendment of our memorandum and articles of association by resolution of the board of directors and preferred shares are issued with rights senior to those afforded our ordinary shares;

•        could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if any document governing such debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2019 and June 30, 2019, we had $25,267 and $47,722, respectively, in cash and deferred offering costs of $150,764 and $97,500, respectively. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares, loans from our initial shareholders, in an aggregate amount of $132,500 that is more fully described below, and $34,121 in certain affiliate advances. The $166,621 in shareholder loans and affiliate advances was used to prepay a portion of the offering expenses and will be repaid from the proceeds of this offering. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $787,500 and underwriting discounts and commissions of $1,750,000 (or $2,012,500 if the over-allotment option is exercised in full) (excluding certain business combination advisory fees to I-Bankers of $2,750,000 (or up to $3,162,500 if the underwriters’ over-allotment option is exercised in full), subject to adjustment as described elsewhere herein) and (2) the sale of the private units for a purchase price of $3,237,500 (or $3,500,000 if the over-allotment option is exercised in full), will be $100,700,000 (or $115,700,000 if the over-allotment option is exercised in full), of which amount $100,000,000 (or $115,000,000 if the over-allotment is exercised in full) will be held in the trust account, subject to increase in the event that our sponsor elects to extend the period of time to consummate a business combination, which would require the payment of up to $2,000,000 (or up to $2,300,000 if the underwriters’ over-allotment option is exercised in full). The remaining estimated $700,000 will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering and the sale of the private units, including the funds held in the trust account (excluding certain advisory fees to I-Bankers), to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the estimated $700,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for at least the next 12 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•        $375,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

•        $120,000 to an affiliate of our executive officers for office space, utilities and secretarial and administrative services commencing on the date that our securities are first listed on Nasdaq;

•        $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•        $75,000 of expenses in continued Nasdaq listing fees; and

•        $30,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination (although our memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of December 31, 2019 and June 30, 2019, we had $25,267 and $47,722, respectively, in cash and a working capital deficit of $150,109 and $87,328, respectively. We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Our plans to raise capital and to consummate our initial business combination may not be successful.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending June 30, 2020. As of the date of this prospectus, we have not completed an assessment of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Related Party Transactions

In October 2018, we issued an aggregate of 1,437,500 founder shares to our initial shareholders for an aggregate purchase price of $25,000, or approximately $0.017 per share, with 625,000 shares issued to our sponsor, Double Ventures Holdings Limited, of which Mr. Chunyi (Charlie) Hao, our Chairman and Chief Financial Officer, is the sole director, 187,500 shares issued to Mr. Hao, and 625,000 shares issued to Navy Sail International Limited, of which Mr. Chunyi (Charlie) Hao, our Chairman and Chief Financial Officer, is the sole director. In January 2020, we performed a share split whereby each ordinary share was sub-divided into two shares, resulting in our initial shareholders holding an aggregate of 2,875,000 founder shares. The number of founder shares issued was determined based on the expectation that such founder shares would represent approximately 20% of the outstanding shares upon completion of this offering (without giving effect to the private placement). Prior to the initial investment in the company of $25,000 by our initial shareholders, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or share surrender, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor prior to this offering at approximately 20% of our issued and outstanding ordinary shares (excluding the private units) upon the consummation of this offering. Up to 375,000 founder shares will be subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is exercised.

As of December 31, 2019, our initial shareholders have loaned an aggregate of $132,500 to us under a promissory note, on a non-interest bearing basis, for payment of offering expenses on our behalf. Such amount excludes an additional $34,121 advanced by an affiliate of our initial shareholders and our incoming directors, to be repaid upon the consummation of this offering.

We are obligated, commencing on the date that our securities are listed on Nasdaq and terminating upon the earlier of the consummation of our initial business combination or the liquidation of our company, to pay $10,000 per month up to a maximum of $120,000 in the aggregate, to an affiliate of our executive officers, which funds will be used to pay for office space, utilities, secretarial and administrative services.

Our sponsor, anchor investors, and I-Bankers, and/or their respective designees, have committed to purchase from us an aggregate of 323,750 (or 350,000 if the over-allotment is exercised in full) private units at $10.00 per unit, among which 167,000 insider units will be purchased by our sponsor (and/or its designees), an aggregate of 108,000 anchor units will be purchased by our anchor investors, and 48,750 units (or 75,000 if the over-allotment is exercised in full) representative units will be purchased by I-Bankers (and/or its designees). These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. The foregoing purchases will only be made by our sponsor, anchor investors and I-Bankers (and/or their designees) if they are able to do so in accordance with Regulation M and Sections 9(a)(2) and 10(b) and Rule 10b-5 of the Exchange Act. The purchase of the private units will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase of the private units will be placed in the trust account described below.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 150,000 ordinary shares if $1,500,000 of notes were so converted as well as 150,000 rights to receive 15,000 shares and 150,000 warrants to purchase 75,000 shares).

Our audit committee will review and approve all reimbursements and payments made to our sponsor or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Quantitative and Qualitative Disclosures about Market Risk

The amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act,(iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Overview

We are a newly organized blank check company incorporated as a British Virgin Island company and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses primarily operating in the financial services industry or businesses providing technological services to the financial industry, commonly known as fintech, in North America and Asia-Pacific.

We believe the financial services industry has experienced significant amount of change over the last several years as new companies providing technology, software, and digital platforms have entered the market. According to an article titled Global Fintech Investment Hits Record $111.8B in 2018 published by KPMG in February 2019, there was over $31 billion invested in fintech companies in 2017 alone. Fintech companies exist across many industries within financial services, including banking technology, payment and financial transaction processing, capital markets, wealth management, insurance, and financial management systems. We believe that fintech companies have proven to be successful with multiple business models and strategic objectives. The objective of fintech companies can range from improving the efficiency of traditional financial services companies, to introducing new products and creating new markets, to those focused on disrupting traditional financial services companies with competitive products. Fintech is impacting the financial services sector broadly in the following aspect:

•        Fintech companies tend to snatch away the revenues of traditional financial institutions and force them to be more competitive and vibrant;

•        Technology disrupts the logic of traditional financial institutions and empowers them to adjust their strategic direction;

•        Electronic channel services occupy the entrance, driving traditional financial institutions to achieve full channel integration and coordination;

•        Innovations in fintech companies have sprung up, inspiring traditional financial institutions to innovate their business models;

•        Business innovation drives management innovation, forcing traditional financial institutions to reform their organizational model and IT architecture.

We intend to capitalize on the ability of our management team and the broad network our management team and members of the Board have built up over their respective professional career to identify, acquire, and operate a business in the proposed business of our initial business combination that may provide opportunities for attractive long-term risk-adjusted returns, though we reserve the right to pursue an acquisition opportunity in any business or industry.

Business Strategy

Our business strategy is to utilize our management team’s past to identify and complete our initial business combination with a company that our management believes, with proper utilization of our network and experience, has compelling potential for value creation.

We believe our management team and members of our board have experience in:

•        Operating companies, setting and changing strategies, and identifying, mentoring and recruiting exceptional talent;

•        Developing and growing companies, both organically and through strategic transactions and acquisitions, and expanding the product range and geographic footprint of a number of target businesses;

•        Investing in leading private and public technology companies to accelerate their growth and maturation; and

•        Accessing the capital markets, including financing businesses and helping companies transition to public ownership.

Market Opportunity

Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses within the fintech business with an overall transaction value between $300 million and $1.0 billion. Broadly fintech can refer to any innovation in how people transact business, from money transfers, check deposit over smartphone, bypassing a bank for credit application, loaning money for small business instantly, or investing into money market fund without in-person assistance. According to “2018 US Fintech Market Report” by S&P Global, capital has been pouring into the fintech industry where payments, insurance technology, investment and capital technology, digital lending, banking technology and financial media are taking the center stage. As indicated in the article titled Global Fintech Investment Hits Record $111.8B in 2018 by KPMG, global fintech investment in 2018 reached $111.8 billion with investment in Asia taking the lead up to $22.7 billion. The chart below presents an evolved ecosystem of financial services.

Source: Capgemini Financial Services Analysis, 2019

Investment in core and infrastructure technology for the financial services sector is needed to keep pace with innovation. According to the CB Report, the capital markets ecosystem suffers from a current over-reliance on legacy technologies, which are on average 38 years old. In contrast, the “information explosion” is causing increasing challenges with the management of data and information, as shown in the charts below.

Source: Global Intech Report Q3 2019 by CB Insight

Information Created Worldwide =
Expected to Continue Accelerating
Zetabytes (ZB)
% Structured / Tagged
2005: 0.1 ZB
2010: 2 ZB, 9%
2015: 12 ZB, 9%
2020: 47 ZB, 16%
2025E: 163 ZB, 36%
0
20
40
60
80
100
120
140
160
180
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017E
2018E
2019E
2020E
2021E
2022E
2023E
2024E
2025E

Source: IDC “Data Age 2025 Study” (sponsored by Seagate)

The rapid evolution of the capital markets technology landscape has translated into significant investment in companies focused on back-office applications and functions, as indicated by the number of capital investments made in the front office, middle office and back office within the same time frame in the chart below.

Source: Global Intech Report Q3 2019 by CB Insight

We have not narrowed our business combination target in any particular fintech business, however, we do believe the following areas of the fintech business are exposed to exponential growth.

Online Lending.    Online lending based on big data analytics has grown where traditional bank lending fails to cover or under covers. Around 2 billion people worldwide are unbanked, ignored or technically not accessible by traditional banks or mainstream financial services companies, per Accenture analysis of World Bank and UN figures in its May 2017 report titled Fintech — Did Someone Cancel the Revolution. Those who are ignored or out of reach by traditional financial services are being served by advanced online lending technologies.

Big Data, Cloud Computing and Credit Analytics.    Big data powered by cloud computing provides financial lenders the power to enhance credit rating and credit risk control. Bid data opens up a frontier to financial institutions to service those unbanked and/or underbanked customers.

Mobile Phone Payment.    Mobile phone payment has been deployed quickly where cash payment can be eliminated creating fast and efficient transactions. However, smart phone payment is regulated differently in different countries by their respective financial authorities causing deployment of the technology unevenly worldwide.

Smart Contract.    Smart contract utilizes computer programs, often in block chain, to automatically execute contracts between two or more parties in a variety of business in financial services, commercial transactions, B to B services, or B to C services, in lending, loan repayment, mortgaging, reducing costs in the conventional flow of documents and enhancing accuracy and security of the flow of documents.

Insurtech.    Insurtech is short for “insurance technology.” It represents the emergence of new technologies that are transforming the insurance industry by reducing costs for consumers and insurance companies, improving efficiency, and enhancing customer satisfaction. Insurtech is seen to be a disruptor to the property and casualty homogenous insurance segment. Mass computing ability, scenario-based setting and growth are key strengths of Insurtech companies. Insurtech incorporates AI and online-to-offline (O2O) integration by tapping into casualty P&C homogeneous-like auto insurance and health insurance segments.

Insurtech has been applied in areas such as AI-powered anti-fraud solutions for the P&C insurance industry. Insurtech provides a digitized platform allowing customers to acquire all of their P&C in one place, suitable to small businesses. This digitalized market place is designed to improve insurance agency processes and efficiency.

According to KPMG’s March 2019 report titled “Insurtech 10: Trends for 2019,” insurtech trends in the arears of digital risk reduction, digitizing customers, behaviorial science, AI and machine learning, vehicle-focused coverage (as opposed to driver-focused insurance), and big data.

As reported by Insurance Journal in May 2019, more than $1 billion was invested in 85 insurtech deals in the first quarter of 2019.

According to a March 2019 report titled Regulation and Supervision of Fintech by KPMG, fintech is moving from “under the regulatory” and is attracting growing responses and supervisory scrutiny, and according to the CB Report, the regulatory landscape is more complex than ever, giving rise to new business opportunities. The chart below presents the number of mentions of financial service regulation terms in the media from the beginning of 2012 to the first half of 2019.

Acquisition Criteria

We will seek to identify companies that have compelling market presence and a combination of the following characteristics. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter our initial business combination with a target business that does not meet these criteria and guidelines. We intend to acquire companies or assets that we believe have the following attributes:

•        Strong and noticeable presence in its market. We intend to focus on investment in an industry segment that has a noticeable presence in its market;

•        First mover in its niche market. When pursuing our business combination, we will look for targets that are early leaders in their niche market and which set trends in their products and/or services;

•        Differentiated products or services. A company with differentiated products or services offers investors a long term investment opportunity and we will certainly spend time and resources to assess our business combination in this regard;

•        Seasoned management team. We will spend significant time assessing a company’s leadership and personnel and evaluating what we can do to augment and/or upgrade the team over time if needed;

•        Widely-applicable technology & scalable model offering appealing growth potential. Our management believes that technology-driven solutions that are widely applicable and scalable have a unique window of opportunity to create advantages that will grow with the industry;

•        Stable and reputable customer base. We will seek target businesses that have a stable and reputable customer base, with systematic advantages which are generally able to employ risk management measures to endure economic downturns, industry consolidation, changing business preferences and other unfavorable business environments that may negatively impact their customers, suppliers and competitors.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Financial Position

With a trust account initially in the amount of $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full), we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. This amount assumes no redemptions and includes up to $2,750,000 of advisory fees payable to I-Bankers (or up to $3,162,500 if the underwriters’ over-allotment option is exercised in full), subject to adjustment as described elsewhere herein. Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination may be subject to these constraints.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to complete our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of our ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets, companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination (which may include a specified future issuance), and we may complete our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately, including pursuant to any specified future issuance, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Sources of Target Businesses

We expect to receive a number of proprietary transaction opportunities to originate as a result of the business relationships, direct outreach, and deal sourcing activities from the network built up by our management team and by the members of our Board. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, consultants, accounting firms, private equity groups, large business enterprises, and other market participants. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate. In no event will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is).

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team or of our board, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is presently unknown if any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. The determination as to whether any members of our board of directors will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, to the extent that we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that, so long as our securities are listed on Nasdaq, our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less certain advisory fees to I-Bankers and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business or Businesses

So long as our securities are listed on Nasdaq, the target business or businesses or assets with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the value of the trust account (less certain advisory fees to I-Bankers and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination. So long as our securities are listed on Nasdaq, if we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the value of the trust account (less certain advisory fees to I-Bankers and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities (although our memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). If we issue securities in order to consummate such an initial business combination, our shareholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an “investment company” under the Investment Company Act. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.

The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm that the price we are paying is fair to our shareholders.

Lack of Business Diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

Although we may seek shareholder approval before we effect our initial business combination, we may not do so for business or legal reasons (so long as such transaction does not require shareholder approval under the Companies

Act or the rules of Nasdaq). Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether we expect shareholder approval would be required under the Companies Act for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes
Entering into contractual agreements with a target to obtain control	No

Additionally, under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•        we issue ordinary shares that will be equal to or in excess of 20% of the number of ordinary shares then outstanding (other than in a public offering);

•        any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

We also may be required to obtain shareholder approval if we wish to take certain actions in connection with our initial business combination such as adopting an incentive stock plan or amending our charter. So long as we obtain and maintain a listing of our securities on Nasdaq, we will be required to comply with such rules.

Ability to Extend Time to Complete Business Combination

We will have until 15 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 15 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 21 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our initial shareholders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account for each three-month extension, $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline, up to an aggregate of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full), or approximately $0.20 per share. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share (subject to increase of up to an additional approximately $0.20 per share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus), whether or not the underwriters’ over-allotment option is exercised in full. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by certain advisory fees we will pay to I-Bankers. Our initial shareholders have agreed to waive their right to receive liquidating distributions if we fail to consummate our initial business combination within the requisite time period. However, if our initial shareholders or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer.

We intend to hold a shareholder vote in connection with our business combination. In such case, we will:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon consummation of the initial business combination.

If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. As a result, we would need only 3,782,376 of the 10,000,000 public shares, or approximately 37.8%, sold in this offering to be voted in favor of a transaction in order to have our initial business combination approved (assuming the over-allotment option is not exercised and they do not purchase shares in the offering or the aftermarket). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders have agreed to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the consummation of our initial business combination.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Notwithstanding the foregoing, if we do not decide to hold a shareholder vote in conjunction with their initial business combination for business or other legal reasons (so long as shareholder approval is not required by the Companies Act or the rules of Nasdaq), we will conduct redemptions pursuant to the tender offer rules of the SEC and our memorandum and articles of association. In such case, we will:

•        offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to consummating our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of at least $5,000,001 prior to or upon the consummation of our initial business combination. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 prior to or upon the consummation of our initial business combination (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our shareholders, not just our public shareholders. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with any such tender offer.

Limitation on Redemption Rights upon Consummation of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with our initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. We will resolve any disputes relating to whether a public shareholder is acting in concert or as a “group” either by requiring certifications under the penalty of perjury to such effect by public shareholders or via adjudication in court.

Permitted Purchases of Our Securities by Our Affiliates

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Although very unlikely, our initial shareholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

As a consequence of any such purchases, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of a business combination.

Tendering Share Certificates in Connection With a Tender Offer or Redemption Rights

We will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on our initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery at or prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate our initial business combination with a different target until 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

Following the redemption of public shares, we intend to enter “voluntary liquidation” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. Given that we intend to enter voluntary liquidation following the redemption of public shareholders from the trust account, we do not expect that the voluntary liquidation process will cause any delay to the payment of redemption proceeds from our trust account. In connection with such a voluntary liquidation, the liquidator would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate to identify the company’s creditors, after which our remaining assets would be distributed. As soon as the affairs of the company are fully wound-up, the liquidator must complete his statement of account and file notice with the Registrar that the liquidation is complete. We would be dissolved once the Registrar issues a Certificate of Dissolution.

Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and private units if we fail to consummate our initial business combination within the applicable period from the closing of this offering.

However, if our initial shareholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our rights and warrants, which will expire worthless in the event we do not consummate our initial business combination within 15 months of the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). We will pay the costs of our liquidation from our remaining assets outside of the trust account or interest earned on the funds held in the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the liquidation amounts payable to them.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00 (whether or not the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which would have higher priority than the claims of our public shareholders. The actual per-share redemption amount received by shareholders may be less than $10.00, plus interest (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, our independent registered public accounting firm, will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, our sponsor may not be able to satisfy those obligations. Other than as described above, none of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy his indemnity obligations and believe that our sponsor’s only assets are securities of our company. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $700,000 not placed in the trust account with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $800,000, we may fund such excess with funds from the estimated $700,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $800,000 the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands Courts for an order setting aside that payment or transaction in whole or in part.

Additionally, if we enter insolvent liquidation under the Insolvency Act, the funds held in our trust account will likely be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account you may not be able to return to our public shareholders the liquidation amounts due them.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of a redemption of the public shares prior to any winding up in the event we do not consummate our initial business combination within 15 months of the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), (ii) if they redeem their shares in connection with an initial business combination that we consummate or (iii) if they redeem their shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Comparison of Redemption or Purchase Prices In Connection With Our Initial Business Combination and If We Fail To Consummate Our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus).

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of Redemption Price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per unit (subject to increase of up to an additional $0.20 per unit in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus)), including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitation that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination after payment of certain advisory fees to I-Bankers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we are unable to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (less up to $50,000 of interest to pay dissolution expenses, which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares.

	Redemptions in Connection with Our Initial Business Combination	Other Permitted Purchases of Public Shares by Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of certain advisory fees to I-Bankers and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$100,000,000 of the net offering proceeds, which includes net proceeds from the $3,237,500 sale of the private units ($115,000,000, including net proceeds from the $3,500,000 sale of the private units, if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee, subject to increase in the event that our sponsor elects to extend the period of time to consummate a business combination.

Approximately $88,425,000 of the offering proceeds, representing the gross proceeds of this offering, less allowable underwriting commissions, expenses and company deductions under Rule 419 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$100,000,000 of the net offering proceeds, which includes net proceeds from the $3,237,500 sale of the private units ($115,000,000, including net proceeds from the $3,500,000 sale of the private units, if the underwriters’ over-allotment option is exercised in full, subject to increase in the event that our sponsor elects to extend the period of time to consummate a business combination) held in trust will be invested only in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by any taxes paid or payable and up to $50,000 payable for dissolution expenses.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business

So long as our securities are listed on Nasdaq, our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less certain advisory fees to I-Bankers and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

We anticipate that the units will begin trading on or promptly after the date of this prospectus. The ordinary shares, rights and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless I-Bankers informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying ordinary shares, rights or warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and 12 months from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In such case, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

If we do not decide to hold a shareholder vote (so long as it is not required by the Companies Act or Nasdaq), we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC and the terms of the proposed business combination and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.

Business combination deadline

If we are unable to complete our initial business combination by 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will, as soon as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up.

If an acquisition has not been consummated within 12 months after the effective date of the company’s registration statement (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), funds held in the trust or escrow account are returned to investors.

Release of funds

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier; (1) of the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect our initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, venture capital funds leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that, so long as our securities are listed on Nasdaq, we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (less certain advisory fees to I-Bankers and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights, and our outstanding rights and warrants and the potential future dilution they represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at 25 Mall Road, Suite 330, Burlington, MA 01803. The cost for this space is included in the $10,000 per month fee (up to $120,000 in the aggregate) that the Company pays East Stone Capital Limited, an affiliate of our executive officers, for office space, utilities and secretarial and administrative services. We believe, based on rents and fees for similar services in Burlington, MA that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, GAAP, or IFRS and the historical financial statements must be audited in accordance with the standards of PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 12-month (or up to 21-month, as applicable) time frame.

We will be required to have our internal control procedures evaluated for the fiscal year ending June 30, 2020 required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Our current directors, officers and director nominees are listed below.

Name	Age	Position
Xiaoma (Sherman) Lu	53	Chief Executive Officer and Director Nominee*
Chunyi (Charlie) Hao	60	Chairman and Chief Financial Officer
Sanjay Prasad	56	Director Nominee*
Michael S. Cashel	58	Director Nominee*
William Zielke	74	Director Nominee*

____________

*        This individual will occupy the position of director on the effective date of the registration statement of which this prospectus is a part.

Mr. Xiaoma (Sherman) Lu has served as our Chief Executive Officer since our inception and will be Co-Chairman of the Board upon his appointment to the board of directors. Mr. Lu is a founding partner and has been a managing director of East Stone Capital Limited, a private equity firm focusing on emerging industries, since October 2017. From January 2017 to November 2017, Mr. Lu served as the executive vice president of Kangde Investment Group, a Chinese company engaging in new energy and financial services and capital investment. Prior to that, Mr. Lu served as the chief executive officer of Wanda Investment Company and vice president of Wanda Financial Group, the investment and financial arms of Wanda Group, a China multinational conglomerate in the real estate, hospitality, retailing, entertainment and heath care, responsible for business expansion, capital investment, and cross board merger and acquisition in commercial real estate and entertainment business from May 2015 to December 2016. Mr. Lu served as the executive vice president of China Shenzhen Stock Exchange, one of the two primary stock exchanges in China, overseeing public company governance and securities offering from November 2012 to May 2015. Prior to Shenzhen Stock Exchange, Mr. Lu was a full-time non-executive board director at China Construction Bank from August 2010 to November 2012. Mr. Lu has also served in various positions and in different functions at State Street Corporation (NYSE: STT) from May 2005 to August 2010, a financial services and bank holding company headquartered in Boston with operations worldwide. Currently, Mr. Lu serves as independent director on the boards of Yango Group Co., Ltd. (000671.SZ), a China-based company principally engaged in the development and sale of real estate, Sailing Henan Investment, a private investment company, and BOC International (China) Co, Ltd., a private company providing securities brokerage and investment services in China. Mr. Lu received his Bachelor’s and Master’s degree in thermal engineering from Tsinghua University in Beijing, China and an MBA degree from Boston College. Mr. Lu is well qualified to serve as a director due to his extensive experience in finance and investment management across various industries.

Mr. Chunyi (Charlie) Hao has served as our Chairman of the Board and Chief Financial Officer since our inception. Mr. Hao is a founding partner and has been a managing director of East Stone Capital Limited, a private equity firm focusing on emerging industries, since October 2017. He served as chief executive officer and president of Shandong Haizhishe Energy Engineering Co., Ltd., a solar and wind engineering company in China, and was in charge of the daily operations and business development of the company from December 2015 to March 2019. Prior to that, Mr. Hao was an investment officer of Shanghai Guxin Investment Limited, a firm engaging in the investment of solar farms across China, from 2014 to June 2015.He served as chief financial officer at Delphi Automotive Corp (Saginaw Steering System) (“Delphi”) of General Motors Inc., overseeing joint venture operation across China and Asia Pacific from 1995 to 1998. Mr. Hao is an independent director of Cogobuy Group PLC (HKSE: 0400.HK), an e-commerce platform and distributor for electronic goods in China. He served as chief executive officer and director at China Fundamental Acquisition Corporation and a board director and president of China operations at Asia Automotive Acquisition Corporation, two SPACs in 2008 and 2005, respectively. Mr. Hao received his Bachelor’s degree in French from Beijing Language and Culture University, a Master of Arts degree from the University of Notre Dame and an MBA degree from Pace University. Mr. Hao is well qualified to serve as our Chairman due to his extensive experience with SPACs, as well as his expertise in management, finance and capital investments.

Mr. Sanjay Prasad has been the founder, chief executive officer and president of Global Business Dimensions Inc., a manufacturer, seller and distributor of PC components, semiconductor and consumer electronic products, since June 1994. Mr. Prasad also founded Cinemagic Entertainment, a home cinema and audio video installation company, in June 2006 and Buyonlineled.com, a seller of LED lighting products, in April 2017. Mr. Prasad is a member of the New Jersey District Export Council. Mr. Prasad has helped numerous companies export their products overseas providing guidance on financing, export license controls and help in marketing to Asia, Europe and Middle East. Mr. Prasad received his Bachelor’s degree in industrial engineering from BIT India, Master’s degree in industrial engineering from Kansas State University and an MBA degree from Adelphi University. Mr. Prasad is well qualified to serve as a director due to his extensive experience in entrepreneurship and management across various countries.

Mr. Michael S. Cashel has been the Chief Operating Officer of Open Door Securities LLC since September 2019. Prior to that, he was a business consultant for State Street from September 2018 to September 2019, and Senior Vice President of Fidelity Trading Ventures from 2012 to 2017, where he led the development of various trading technologies and analytics. Prior to that, he served as Senior Vice President and Head of Equities with Fidelity’s Capital Market Services from 2008 to 2012. Mr. Cashel has previously served in managerial positions at Bear Steans, Harborside Securities, ABN AMRO and Morgan Stanley. Mr. Cashel earned his bachelor’s degree from Saint Lawrence University and is actively licensed in Series 7, 9, 10, 24, 55, 63 and 99. Mr. Cashel is well qualified to serve as a director due to his extensive experience in finance and investment.

Mr. William Zielke has been the Managing Partner of Automotive Advisory Partners LLC (“AAP”) since 2006, providing consulting services to companies in North American, Europe, China and Southeast Asia. Since November 2015, Zielke has been a member of the Board of Directors of DEEC Inc., a company focused on development of innovative high technology automotive products such as hydrogen injection into the combustion chamber of internal combustion engines and advanced Thermal Management Systems. From May 2010 to April 2013, Mr Zielke served initially as Board of Directors and Co-Chair of the Audit Committee, and later on served as Chief Executive Officer of Tongxin International Ltd. (“Tongxin”). Prior to formation of AAP, Zielke was employed by General Motors (Delphi after the spinoff from GM). Zielke was assigned to included Diesel Equipment, Rochester Products, AC Rochester, GM Europe (GM Luxembourg), AC Delco Systems, Delphi Energy and Engine Management Systems, Delphi Energy and Chassis Systems, and ACG Holdings. Functions performed by Zielke included Sales (OEM and Aftermarket), Marketing (OEM and Aftermarket), Business Development (Mergers and Acquisitions), Intellectual Property Management, and Manufacturing. Zielke received a BBA degree from the University Of Wisconsin – Whitewater and a MBA from Loyola University of Chicago. Additional Executive education was completed at Northwestern University (Vevey, Switzerland), INSEAD (Fontainebleau France), Duke, Thunderbird, and University of Michigan. Mr. Zielke is well qualified to serve as a director due to his extensive experience in operations and management.

Involvement in Certain Legal Proceedings

Except as described below, to the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “SEC”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

From May 2010 to April 2013, Mr Zielke, our director nominee, served initially as Board of Directors and Co-Chair of the Audit Committee, and later on served as Chief Executive Officer of Tongxin. In January 2011, Mr. Zielke, together with certain current and former officers of Tongxin, was named as a defendent in a number of shareholder lawsuits (collectively, the “Shareholder Lawsuits”). Each of the Shareholder Lawsuits is a class action brought on behalf of the shareholders of Tongxin. The allegations in the Shareholder Lawsuits were substantially similar and alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended. All of the Shareholder Lawsuits were transferred to the Central District of California, and consolidated. In July 2012, the United States District Court for the Central District of California granted final approval of the settlement agreement entered between Tongxin and the plaintiffs in the class-action lawsuits against Tongxin. Pursuant to the terms of the settlement, Tongxin’s insurer paid $3 million to the plaintiff, and all claims against Tongxin and its current and former officers and directors were settled, released and dismissed, without any admission of liability or wrongdoing. Also in January 2011, the SEC commenced a non-public formal investigation against Tongxin into the circumstances surrounding certain related party transactions and the circumstances surrounding Tongxin’s failure to timely file its 2009 Annual Report on Form 20-F. In December 2013, the SEC concluded its investigation without any allegations of wrongdoing against Tongxin.

Advisors to the Board

We intend to form an advisory board comprised of our anchor investors, Mr. Hua Mao and Mr. Cheng Zhao, which appointments shall take effect upon the effective date of this registration statement of which this prospectus forms a part. Such individuals will assist our management team in search of suitable acquisition targets following the consummation of this offering. The advisors are neither paid nor reimbursed for any out-of-pocket expenses in connection with the search of acquisition targets before or after the consummation of our initial business combination.

Mr. Hua Mao, 42, is a vice president with Tencent, a dominant player in China for online services such as instant messaging, mobile payment, digital banking and online gaming. Mr. Mao founded his start-up software company, Hangzhou Mole Information Technology Co. Ltd., in March 2009, which Tencent subsequently purchased at the end of 2011. Since then, Mr. Mao has served various leadership positions within Tencent in the areas of AI clouding, AR communication platform, IoT, and Tencent’s APP store. Mr. Mao has received educational training in software engineering with a bachelor degree from Zhejiang University of Science and Technology.

Mr. Cheng Zhao, 45, is a veteran of Baidu, a leading search engine in China, and he has offered Baidu more than a decade of service from 2006 to March 2019. Before his departure from Baidu, Mr. Zhao served as Group Vice President and Chief Editor, responsible for digital media, communication, public and government relationship. Mr. Zhao earned his Master’s degree in Economics from Renmin University and MBA from Beijing University.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon the effective date of the registration statement of which this prospectus forms a part, Messrs. Prasad, Cashel and Zielke will be our independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Executive Officer and Director Compensation

In February 2020, Chunyi (Charlie) Hao, our Chief Financial Officer, director and an affiliate of the sponsor, transferred or will transfer 100,000 founder shares to Xiaoma (Sherman) Lu, our Chief Executive Officer and director nominee, as well as 15,000 founder shares to each of Messrs. Prasad, Cashel and Zielke, our independent director nominees. The founder shares transferred by Chunyi (Charlie) Hao to the independent director nominees will be returned to Chunyi (Charlie) Hao and will be subject to forfeiture to Chunyi (Charlie) Hao in the event that the closing of this offering does not occur on or before June 1, 2020. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay East Stone Capital Limited, an affiliate of our executive officers, up to a maximum of $120,000 in the aggregate, for office space, utilities and secretarial and administrative services. Such administrative fees shall be paid on a quarterly basis at $30,000 per quarter until the maximum fee is reached, or if earlier, until the consummation of our initial business combination or our liquidation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Except as set forth above, no compensation will be paid to our sponsor, officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that are made to our sponsor, officers, directors, or our or their affiliates.

After the completion of our initial business combination, members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommenced, to the board of directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Messrs. Prasad, Cashel and Zielke will serve as members of our audit committee. Mr. Prasad will serve as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Messrs. Prasad, Cashel and Zielke are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Prasad qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, and subject to the requirement of law or the Nasdaq rules, we will establish a compensation committee of the board of directors. The members of our Compensation Committee will be Messrs. Prasad, Cashel and Zielke. Mr. Cashel will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;

•        reviewing and approving the compensation of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Prasad, Cashel and Zielke. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Lu, Prasad and Zielke, will expire at the first annual meeting. The term of office of the second class of directors, consisting of Messrs. Cashel and Hao will expire at the second annual meeting.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations.

Individual	Entity	Entity’s Business	Affiliation
Xiaoma (Sherman) Lu	East Stone Capital Limited, East Stone (BVI) Capital LP	Private equity investment	Founding partner and managing director
Chunyi (Charlie) Hao	East Stone Capital Limited, East Stone (BVI) Capital LP	Private equity investment	Founding partner and managing director
Sanjay Prasad	Global Business Dimensions Inc.	Manufacturer and distributor of PC components, semiconductor, consumer electronic products	Founder, chief executive officer and president
Michael S. Cashel	Open Door Securities LLC	Securities brokerage firm	Chief operating officer
William Zielke	Automotive Advisory Partners LLP	Consulting services to manufacturers, distributors and engineering firms in the automotive industry	Managing partner

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the company’s best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles of association. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands court for an order that the Court considers just and equitable which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Although we do not believe any conflict currently exists between us and our sponsor, officers and directors. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•        Our Chief Executive Officer, Mr. Xiaoma (Sherman) Lu, and our Chairman and Chief Financial Officer, Mr. Chunyi (Charlie) Hao, are founding partners of East Stone Capital Limited. They each have a fiduciary responsibility to dedicate substantial time and attention to the affairs of its investment fund.

Since our directors and/or executives are currently managing or will be managing their business similar to the market opportunities we are pursuing in our business combination, our management may have conflicts of interest in determine the allocation of their time and resources.

Furthermore, our directors and/or executives may be involved in other blank check companies by serving either as directors and/or executives. In order to minimize potential conflicts of interest which may arise from multiple affiliations, Messrs. Lu and Hao will be required to present all suitable target businesses to the Company prior to presenting them to such other blank check company, unless such opportunity is expressly offered to Messrs. Hao and Lu solely in their capacity as officers of such company.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to any founder shares held by them if we fail to consummate our initial business combination within 15 months with possible extension after the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares. With certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell 50% of their founder shares until the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement units and the ordinary shares underlying such units, will not be transferable, assignable or salable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own ordinary shares, rights and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the warrants underlying the private placement units, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the British Virgin Islands are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. However, we are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, subject to certain approvals and consents. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote any founder shares held by them and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the company’s best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles of association. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands court for an order that the Court considers just and equitable which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Our officers and directors may become involved with subsequent blank check companies similar to our company. Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our initial shareholders purchased founder shares prior to the date of this prospectus and our sponsor will purchase the insider units in transactions that will close simultaneously with the closing of this offering. Our initial shareholders have agreed to waive their right to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 15 months (or up to 21 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private units will be used to fund the redemption of our public shares, and the private units, private rights and private warrants will expire worthless. Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell 50% of their founder shares until the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private units will not be transferable, assignable or salable until 30 days after the completion of our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Subject to the foregoing fiduciary duties or contractual obligations, each of our officers and directors has agreed that until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, investment opportunities that might be suitable for our business. However, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus and private units, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•        each of our officers, directors and director nominees that beneficially owns ordinary shares; and

•        all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of any ordinary shares issuable upon exercise of warrants as these warrants are not exercisable, within 60 days of the date of this prospectus.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares(2)	Amount and Nature of Beneficial Ownership(3)	Approximate Percentage of Outstanding Ordinary Shares(4)
Double Ventures Holdings Limited(5)	1,250,000	43.5%	1,417,000	11.0%
Navy Sail International Limited(6)	625,000	21.7%	625,000	4.8%
Fan Yu(5)	1,250,000	43.5%	1,417,000	11.0%
Chunyi (Charlie) Hao(5)(7)(8)	2,730,000	95.0%	2,522,000	19.6%
Xiaoma (Sherman) Lu(6)(8)	725,000	25.2%	725,000	5.6%
Sanjay Prasad(8)	15,000	*	15,000	*
Michael S. Cashel(8)	15,000	*	15,000	*
William Zielke(8)	15,000	*	15,000	*
All directors and officers as a group (5 individuals)	2,875,000	100.0%	2,667,000	20.7%

____________

*        Less than one percent

(1)      Unless otherwise indicated, the business address of each of the individuals is 25 Mall Road, Suite 330, Burlington, MA 01803.

(2)      Based on 2,875,000 ordinary shares immediately prior to this offering.

(3)      Includes the 323,750 private units to be purchased by our sponsor, our anchor investors, and I-Bankers simultaneously with the consummation of this offering. Assumes (i) no exercise of the over-allotment option and (ii) an aggregate of 375,000 ordinary shares have been forfeited by our sponsor as a result thereof.

(4)      Based on 12,898,750 ordinary shares outstanding, including 323,750 shares underlying the private units, immediately after this offering (assumes (i) the over-allotment option has not been exercised and (ii) an aggregate of 375,000 founder shares have been forfeited by our sponsor or its designee as a result thereof).

(5)      Chunyi (Charlie) Hao is the sole officer and director of our sponsor. Mr. Hao owns 33.3% of our sponsor, and Fan Yu owns 66.7% of our sponsor. As a result, Mr. Hao and Ms. Yu may be deemed to share voting and investment discretion with respect to the ordinary shares held by our sponsor. Each may thus be deemed to have beneficial ownership of the ordinary shares held directly by our sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(6)      Chunyi (Charlie) Hao is the sole officer and director of Navy Sail International Limited. Navy Sail International Limited is indirectly owned by our directors Chunyi (Charlie) Hao, Xiaoma (Sherman) Lu, along with certain other individuals, namely Yuning Yao, Yanan Zhao, Richard Hong Yan, Daniel Hao Zhao, Garrett Barclay Lu, Tianlei Han, and Ting Li. Such individuals do not directly own any of our ordinary shares. However, each such individual has a pecuniary interest in our ordinary shares through his or her respective indirect ownership of the equity interests of Navy Sail International Limited. As a result, each such individual may be deemed to share voting and investment discretion with respect to the ordinary shares held directly by Navy Sail International Limited. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Daniel Hao Zhao is the son of Chunyi (Charlie) Hao, and Garret Barclay Lu is the son of Xiaoma (Sherman) Lu.

(7)      Includes 1,250,000 shares held by our sponsor (plus, where applicable, an additional 167,000 private units held by our sponsor and/or its designees following this offering), 625,000 shares held by Navy Sail International Limited, and 1,000,000 shares held directly by Mr. Hao.

(8)      In February 2020, Chunyi (Charlie) Hao, our Chief Financial Officer, director and an affiliate of the sponsor, transferred or will transfer 100,000 founder shares to Xiaoma (Sherman) Lu, our Chief Executive Officer and director nominee, as well as 15,000 founder shares to each of Messrs. Prasad, Cashel and Zielke, our independent director nominees. The founder shares transferred by Chunyi (Charlie) Hao to the independent director nominees will be returned to Chunyi (Charlie) Hao and will be subject to forfeiture to Chunyi (Charlie) Hao in the event that the closing of this offering does not occur on or before June 1, 2020. The board of directors of the Company approved the transfers of such founder shares on February 3, 2020 and the transfers are in process as of the date of this prospectus.

Immediately after this offering (without the exercise of the underwriters’ over-allotment option), our initial shareholders will beneficially own 20% of the then issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering and without giving effect to the private placement).

Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 375,000 founder shares held by our sponsor will be subject to forfeiture. Our sponsor will be required to forfeit only a number of founder shares necessary to maintain our initial shareholders’ 20% ownership interest in our ordinary shares (assuming our initial shareholders do not purchase any units in this offering and without giving effect to the private placement) after giving effect to the offering and without giving effect to the exercise, if any, of the underwriters’ over-allotment option.

Our initial shareholders, sponsor and our executive officers and directors, may be deemed to be our “promoters” as such term is defined under the federal securities laws.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell 50% of the founder shares until the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and shareholders) participating in the private placement of the private units, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial holders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the applicable securities were originally purchased or (9) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause 9) where the transferee agrees to the terms of the insider letter and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus). If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.

Our sponsor, anchor investors, I-Bankers, and/or their respective designees, have committed to purchase from us an aggregate of 323,750 (or 350,000 if the over-allotment is exercised in full) private units, at $10.00 per unit, among which 167,000 insider units will be purchased by our sponsor (and/or its designees), an aggregate of 108,000 anchor units will be purchased by our anchor investors, and 48,750 (or 75,000 if the over-allotment is exercised in full) units, or the “I-Bankers units,” will be purchased by I-Bankers (and/or its designees). These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. The holders of the private units have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose any amendment to our memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, (C) not to redeem any private shares or private units (and underlying securities) in connection with a shareholder vote to approve our proposed initial business combination and (D) that such private shares and private units (and underlying securities) shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account). Additionally, the purchasers of the private units have agreed not to transfer, assign or sell any of the private units until 30 days after the completion of our initial business combination.

Registration Rights

Our initial shareholders, anchor investors and I-Bankers and their permitted transferees can make up to three demands that we register the founder shares, the private units and underlying securities, the shares underlying the Representative’s Warrants being issued to the underwriters of this offering, and any securities issued upon conversion of working capital loans, pursuant to an agreement to be signed prior to or on the date of this prospectus. Such demand right may be exercised at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination. Notwithstanding the foregoing, I-Bankers may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 8, 2018, we issued an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share, with 625,000 issued to our sponsor, Double Ventures Holdings Limited, of which Mr. Chunyi (Charlie) Hao, our Chairman and Chief Financial Officer is the sole director, 625,000 issued to Navy Sail International Limited, of which Mr. Hao, our Chairman and Chief Financial Officer is the sole director, and 187,500 to Mr. Hao. In January 2020, we performed a share split whereby each ordinary share was sub-divided into two shares, resulting in our initial shareholders holding an aggregate of 2,875,000 founder shares. Up to 375,000 founder shares will be subject to forfeiture by our sponsor to the extent the underwriters’ over-allotment option is exercised in full. If the underwriters determine the size of the offering should be increased, an additional share dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before such share dividend. In February 2020, Chunyi (Charlie) Hao, our Chief Financial Officer, director and an affiliate of the sponsor, transferred or will transfer 100,000 founder shares to Xiaoma (Sherman) Lu, our Chief Executive Officer and director nominee, as well as 15,000 founder shares to each of Messrs. Prasad, Cashel and Zielke, our independent director nominees. The founder shares transferred by Chunyi (Charlie) Hao to the independent director nominees will be returned to Chunyi (Charlie) Hao and will be subject to forfeiture to Chunyi (Charlie) Hao in the event that the closing of this offering does not occur on or before June 1, 2020.

Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until, with respect to 50% of the founder shares, the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, with respect to the remaining 50% of the founder shares, upon six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Our sponsor (and/or its designees) has committed to purchase an aggregate of 167,000 insider units in a private placement that will occur simultaneously with the closing of this offering. Our sponsor (and/or its designees) has agreed not to transfer, assign or sell any of the shares included in the insider units and the respective ordinary shares underlying the private rights and private warrants included in the insider units until 30 days after the completion of our initial business combination.

East Stone Capital Limited agreed, from the date that our securities are first listed on Nasdaq through the earlier of our consummation of our initial business combination and our liquidation, to make available to us office space, utilities and secretarial and administrative services, as we may require from time to time. We have agreed to pay East Stone Capital Limited up to a maximum of $120,000 in the aggregate for office space, utilities and secretarial and administrative services. Such administrative fees shall be paid on a quarterly basis at $30,000 per quarter until the maximum fee is reached, or if earlier, until the consummation of our initial business combination or our liquidation. We believe, based on rents and fees for similar services in Burlington, MA, that the fee charged by East Stone Capital Limited is at least as favorable as we could have obtained from an unaffiliated person. East Stone Capital Limited’s executive officers are Chunyi (Charlie) Hao and Xiaoma (Sherman) Lu, who are also our executive officers.

Other than reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees, non-cash payments or other similar compensation, will be paid to our officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

As of December 31, 2019, our initial shareholders have also loaned to us under a promissory note an aggregate of $132,500 to cover expenses related to this offering. These loans are non-interest bearing and will be payable without interest on demand. We intend to repay these loans and advances from the proceeds of this offering not placed in the trust account. Additionally, an affiliate of our initial shareholders and incoming directors has advanced us $34,121 as of December 31, 2019. Such amount will be repaid upon the consummation of this offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 150,000 ordinary shares if $1,500,000 of notes were so converted, as well as 150,000 rights to receive 15,000 shares and 150,000 warrants to purchase 75,000 shares).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that our initial business combination is fair to our company from a financial point of view.

We have entered into a registration rights agreement with respect to the founder shares, the shares underlying the Representative’s Warrants, and the securities underlying the private units, which is described under the heading “Principal Shareholders — Registration Rights.”

DESCRIPTION OF SECURITIES

We are a company incorporated in the British Virgin Islands as a BVI business company (company number 1988698) and our affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one ordinary share, one right and one redeemable warrant. Each right entitles the holder to receive one-tenth (1/10) ordinary share. Each warrant entitles the holder to purchase one-half (1/2) ordinary share exercisable at $11.50 per full share, subject to adjustment as described in this prospectus.

In no event will the ordinary shares, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private units. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

As of the date of this prospectus, there were 2,875,000 ordinary shares outstanding, all of which were held of record by our initial shareholders. This includes an aggregate of 375,000 ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial shareholders will own approximately 20% of our issued and outstanding shares after this offering (assuming our initial shareholders do not purchase any units in this offering and without giving effect to the private placement). Upon closing of this offering, 13,273,750 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option prior to forfeiture of any founder shares).

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company, which will enter the name of Cede & Co. in our register of members on the closing of this offering as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of our initial business combination, the rights attaching to ordinary shares (including those provisions designed to provide certain rights and protections to our ordinary shareholders) may only be amended by a resolution of persons holding 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Following the consummation of, or in connection with, our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

We may not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30 percent level.

Our memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.00 per share, whether or not the underwriters’ over-allotment option is exercised in full, subject to increase of up to an additional approximately $0.20 per share in the event that our sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by certain business combination marketing fees we will pay to I-Bankers if we complete a business combination. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the consummation of our initial business combination. We intend to obtain shareholder approval in connection with our initial business combination. If we so decide, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will consummate our initial business combination only if a majority of the votes of ordinary shareholders who being so entitled attend and vote at the general meeting are voted in favor of the business combination. However, the participation of our sponsor, officers, directors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if held, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if a shareholder vote is not required for business or other legal reasons, we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.

Pursuant to our memorandum and articles of association, if we are unable to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable and less up to $50,000 of interest to pay liquidation expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account will be effected as required by and by function of our memorandum and articles of association and prior to any formal voluntary liquidation of the company. Our initial shareholders have agreed to waive their right to receive liquidating distributions with respect to their founder shares and private shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our initial or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the redemption rights set forth above.

Founder Shares

The founder shares are identical to the other ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholders have agreed (A) to waive their rights to liquidating distribution with respect to their founder shares, private shares and public shares in connection with the consummation of our initial business combination, (B) to waive their redemption rights with respect to their founder shares and private shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period and (C) to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. Our initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until, with respect to 50% of the founder shares, the earlier of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, with respect to the remaining 50% of the founder shares, upon six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preferred Shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the Companies Act there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Rights

Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of our initial business combination, even if the holder of such right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our memorandum and articles of association with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary share will receive in the transaction on an as-converted into ordinary share basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full ordinary shares to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Although a company incorporated in the British Virgin Islands may issue fractional shares, we will not issue any fractional shares upon conversions of the rights. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by the Memorandum and Articles of Association and the applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive ordinary shares to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights.

Redeemable Warrants

No warrants are currently outstanding. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment as described below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares.

However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time or earlier redemption.

If (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

The private warrants and any warrants underlying units issued to our sponsor, initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the issuance of the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, for as long as the private warrants are held by I-Bankers or their respective designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

We have agreed to issue to I-Bankers Securities, Inc. (and/or its designees) a warrant to purchase up to 500,000 ordinary shares (or 575,000 shares if the underwriters’ over-allotment option is exercised in full) at $12.00 per share. Such warrants will not be redeemable for as long as they are held by I-Bankers or their respective designees or affiliates, and they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. Except as described above, the warrants are identical to those underlying the units offered by this prospectus. See “Underwriting.”

We may call the warrants for redemption (excluding the private warrants, and any outstanding Representative’s Warrants,and any warrants underlying units issued to our sponsor, initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our shares of ordinary share to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Private Units

The private units (including the rights, warrants or ordinary shares issuable upon exercise of the warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by members of the sponsor or I-Bankers, respectively, or their permitted transferees. Otherwise, the private units have terms and provisions that are identical the units sold in this offering except the warrants included in the private units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. If the warrants included in the private units are held by holders other than the holders who purchased such units or their permitted transferees, the warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. In addition, for as long as the private warrants are held by I-Bankers or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The price of the private units was determined in negotiations between our sponsor and the underwriter for this offering, with reference to the prices paid by initial shareholders for such warrants in special purpose acquisition companies, which have recently consummated their initial public offerings.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Memorandum and Articles of Association

As set forth in the memorandum of association, the objects for which are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Our memorandum and articles of association contain provisions designed to provide certain rights and protections to our ordinary shareholders prior to the consummation of our initial business combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Our initial shareholders, who will beneficially own approximately 20.7% of our ordinary shares upon the closing of this offering (assuming our initial shareholders do not purchase any units in this offering), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. We and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. Our initial shareholders have agreed to waive any redemption rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend our memorandum and articles of association prior to our initial business combination.

Specifically, our memorandum and articles of association provide, among other things, that:

•        If we are unable to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to commencing any voluntary liquidation; and

•        except in connection with the consummation of our initial business combination, prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not intend to enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that our initial business combination is fair to our company from a financial point of view; and

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares, which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

•        consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;

•        cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

•        create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Pre-Emption Rights

There are no pre-emption rights applicable to the issuance of new shares under our memorandum and articles of association.

Variation of Rights of Shares

As permitted by the Companies Act and our memorandum of association, we may vary the rights attached to any class of shares only with: (i) in the case of the ordinary shares prior to our initial business combination, the consent of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of our initial business combination) of the votes who are in attendance and vote at a meeting, or (ii) in the case of the preferred shares, 50% of the votes of shareholders who being so entitled attend and vote at a meeting of such shares, except, in each case where a greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum and articles of association and the provisions of applicable British Virgin Islands law, including the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of certain other provisions of the Companies Act and British Virgin Islands law also follows.

We cannot predict whether British Virgin Islands Courts would reach the same conclusions based on a particular set of facts as the U.S. courts would be expected to reach. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act together with the provisions of our memorandum and articles of association) and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings
Held at a time and place as determined by the directors	May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors
May be held within or outside the British Virgin Islands	May be held within or without Delaware
Notice:	Notice:

Under our memorandum and articles of association, a copy of the notice of any meeting shall be given not fewer than ten (10) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting.

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

Shareholders’ Voting Rights
Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member.	Any person authorized to vote may authorize another person or persons to act for him by proxy

Quorum is fixed by our memorandum and articles of association, to consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon.

For stock corporations, the charter or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum

Under our memorandum and articles of association, subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

For non-stock companies, the charter or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum

British Virgin Islands	Delaware

Prior to the consummation of our initial business combination, changes in the rights attaching to the ordinary shares as set forth in the memorandum and articles of association require approval by way of resolution of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of our initial business combination) of those outstanding ordinary shares attending the meeting and voting in respect of such resolution, following the consummation of our initial business combination, changes in the rights attaching to the ordinary shares require the approval by way of resolution of only a majority of those outstanding ordinary shares attending at the meeting and voting in respect of such resolution.

Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
The rights attaching to the preferred shares may be changed by way of a resolution of a majority of the votes attending and voting at the relevant meeting or class meeting.

However, in the case of both the ordinary shares and the preferred shares, the above is subject to any greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares shall be deemed not to be a variation of the rights of such existing class.

The memorandum and articles of association do not provide for cumulative voting in the election of directors	The memorandum and articles of association may provide for cumulative voting

If we decide to seek shareholder approval in respect of the consummation of our initial business combination, such approval may be by a majority vote of shareholders who being so entitled attend and vote at the general meeting

Approval of our initial business combination may be by a majority of outstanding shares if such transaction involves the merger of such entity

All other matters to be decided upon by the shareholders require a majority vote of shareholders who being so entitled attend and vote at the general meeting, unless the Companies Act requires a higher majority. Our memorandum and articles of association also may be amended by resolution of directors, including to create the rights, preferences, designations and limitations attaching to any blank check preferred shares.

Directors
Board must consist of at least one director	Board must consist of at least one member
Maximum and minimum number of directors can be changed by an amendment to the articles of association, with such amendment being passed by a resolution of shareholders or a resolution of directors	Number of board members shall be fixed by the by-laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter

Directors are appointed for two year staggered terms by the shareholders (as described under “Directors” below). However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

British Virgin Islands	Delaware
Directors do not have to be independent	Directors do not have to be independent
Under our memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination.
Fiduciary Duties
Directors and officers owe fiduciary duties at both common law and under statute as follows:	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company;	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
Duty to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

Duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation:
(a) the nature of the company; (b) the nature of the decision; and (c) the position of the director and the nature of the responsibilities undertaken by him.

The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (b) the company received fair value for the transaction.

Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

Pursuant to the Companies Act, the company’s memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

vote on a matter relating to the transaction;
attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

British Virgin Islands	Delaware
sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.
Shareholders’ Derivative Actions

Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.
it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.	Such action shall not be dismissed or compromised without the approval of the Chancery Court.
When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

whether the shareholder is acting in good faith;

whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;

whether the action is likely to succeed;

the costs of the proceedings in relation to the relief likely to be obtained; and

whether another alternative remedy to the derivative action is available.

If we were a Delaware corporation, a shareholder whose shares were cancelled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been cancelled.

As noted above, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which, with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective:    (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the Companies Act. However, we do not anticipate the use of such statutory provisions because we expect the required terms of the initial business combination will be capable of being achieved through other means, such as a merger or consolidation (as  described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Poison Pill Defenses.    Under the Companies Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Directors:    Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face reelection in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. Under our memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination. There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for such elections.

There are no share ownership qualifications for directors.

Meetings of our board of directors may be convened at any time by any of our directors.

A meeting of our board of directors will be quorate if at least a majority of the directors are present or represented by an alternate director. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall have a second or deciding vote. Our board of directors also may pass resolutions without a meeting by unanimous written consent.

Alternate Directors:    Our memorandum and articles of association provide that, following the consummation of our initial business combination, each of our directors may appoint an alternate (who need not be another director of the company). The alternate of any director shall be entitled to attend board meetings in the absence of the director who appointed him or her and to vote or give written consent in place of that director until the alternate’s appointment lapses or is terminated (an alternate’s appointment, if he has not already done so, will automatically terminate on his appointor ceasing to be a director). However, a director may not appoint an alternate prior to our initial business combination.

Agents:    Our board of directors has the power to appoint any person (whether or not a director or other officer of the company) to be an agent of the company. Our memorandum and articles of association provide that an agent of the company shall be able to exercise such powers and authorities of the directors (which may include the power to affix the company’s seal) as the directors may allow when appointing the agent, except that, as stated in our memorandum and articles of association and the Companies Act, no agent shall have be given any power or authority to amend the memorandum or the articles in place of the directors or members; to designate committees of directors; to delegate powers to a committee of directors; to appoint directors; to appoint an agent; to approve a plan of merger, consolidation or arrangement; or to make a declaration of solvency or to approve a liquidation plan. When appointing an agent of the company, our directors may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent. Our directors may remove an agent and may revoke or vary a power conferred on him.

Indemnification of Directors:    Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

Directors and Conflicts of Interest.    As noted in the table above, pursuant to the Companies Act and the company’s memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)    attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits.    Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity, which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

•        the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

•        when considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings; and

•        whether an alternative remedy is available.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•        a company is acting or proposing to act illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•        the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•        those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Compulsory Acquisition:    Under the Companies Act, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions:    As permitted by the Companies Act and our memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, Nasdaq or any other stock exchange on which our securities are listed.

Dividends:    Subject to the Companies Act and our memorandum and articles of association, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings:    There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Untraceable Shareholders:    Under our memorandum and articles of association, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Transfer of Shares:    Subject to any applicable restrictions set forth in our memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange, or in any other form which our directors may approve.

Inspection of Books and Records:    Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of a company is entitled, on giving written notice to the company, to inspect:

(a)     the memorandum and articles;

(b)    the register of members;

(c)     the register of directors; and

(d)    the minutes of meetings and resolutions of members and of those classes of members of which he is a member;

and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up:    As permitted by the Companies Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering we will have 13,273,750 (or 14,811,250, if the over-allotment is exercised in full) ordinary shares outstanding, prior to any forfeitures. Of these shares, the 10,000,000 (or 11,500,000 if the over-allotment is exercised in full) shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,273,750 shares (or 4,811,250 if the over-allotment is exercised in full), including shares underlying the 323,750 private units (or 350,000 if the over-allotment is exercised in full) private units, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares, rights or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares, rights and warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then outstanding, which, prior to any forfeitures, will equal 132,737 shares immediately after this offering (or 148,112 if the underwriters exercise their over-allotment option in full); or

•        the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and insider units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

Pursuant to an agreement to be entered into on the date of this prospectus, our initial shareholders, anchor investors and I-Bankers and their permitted transferees can make up to three demands on or after the consummation of our initial business combination that we register for resale the founder shares, the private units and underlying securities, the shares underlying the Representative’s Warrants and any securities issued upon conversion of working capital loans. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. Notwithstanding the foregoing, I-Bankers may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, ordinary shares, rights and warrants on the Nasdaq under the symbols “ESSCU,” “ESSC,” “ESSCR” and “ESSCW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the ordinary shares, rights and warrants are eligible to trade separately, we anticipate that the ordinary shares, rights and warrants will be listed separately and as a unit on Nasdaq.

TAXATION

The following summary of British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares, rights to receive our ordinary shares and warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its securityholders who are not tax resident in the British Virgin Islands.

The company and all distributions, interest and other amounts paid by the company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its securityholders.

United States Federal Income Taxation

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share, one right and one warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and right and warrant components of the unit.

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares, rights and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares, rights or warrants who or that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share, one right to receive one-tenth (1/10) of one ordinary share and one warrant to purchase one-half (1/2) of one ordinary share. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share and right, and the warrant that comprise the unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the ordinary share, right and warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share, right and warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and right, and the warrant based on their respective relative fair market values at the time of disposition. The separation of the ordinary share, right and warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our ordinary shares, right and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and right, and warrant that comprise a unit. The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares, Rights and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Taxation on the Disposition of Ordinary Shares, Rights and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our ordinary shares, rights or warrants which, in general, would include a redemption of ordinary shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an in initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares, rights or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares, rights or warrants based upon the then fair market values of the ordinary shares, the rights and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares, rights and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share, rights or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “— Acquisition of Ordinary Shares Pursuant to a Warrant” and “— Acquisition of Ordinary Shares Pursuant to a Right” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to a warrant.

Under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares, rights or warrants exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (each of which we refer to below as a “redemption”), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Ordinary Shares, Rights and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants and, possibly, rights). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of a warrant (and possibly ordinary shares which could be acquired pursuant to the rights). In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own one percent or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Acquisition of Ordinary Shares Pursuant to a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. It is unclear whether a Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Acquisition of Ordinary Shares Pursuant to Rights

The treatment of the rights to acquire ordinary shares is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares, rights or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares, rights or warrants; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares, rights and warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but likely not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge

The treatment of the rights to acquire our ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A QEF election may not be made with respect to our warrants and likely not our rights. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, a determination that our company is a PFIC for any particular taxable year will generally apply for subsequent years to a U.S. Holder who held ordinary shares, rights or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election likely may not be made with respect to our rights or warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares, rights or warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares, rights or warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.

Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares, rights and warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of an ordinary share upon the exercise or lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the receipt of a share or exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Acquisition of Ordinary Shares Pursuant to Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares, rights and warrants.

Backup Withholding and Information Reporting

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

NOTES REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND
THE ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits we believe are found there:

•        political and economic stability;

•        an effective and sophisticated judicial system with a dedicated Commercial Court;

•        tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

•        commitment of the British Virgin Islands to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);

•        the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and

•        confidentiality for shareholders.

•        the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•        British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

Enforceability of Civil Liabilities

We are a BVI business company incorporated in the British Virgin Islands and therefore, located outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account at JPMorgan Chase Bank, N.A. in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company.

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•        the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•        is final and for a liquidated sum;

•        the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•        in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•        recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•        the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We expect that in the event of a voluntary liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our remaining assets on a pari passu basis.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Our sponsor agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such persons will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, our existing shareholders may not be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our initial shareholders have agreed (A) to waive their rights to liquidating distribution with respect to their founder shares, private shares and public shares in connection with the consummation of our initial business combination, (B) to waive their redemption rights with respect to their founder shares and private shares if we fail to consummate our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period and (C) to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account. In addition, our sponsor has agreed to indemnify us for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) the execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands Courts for an order setting aside that payment or transaction in whole or in part.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. I-Bankers Securities, Inc. (“I-Bankers” or the “Representative”) is acting as the sole book-running manager of the offering and as the representative of the underwriters named below. We will enter into an underwriting agreement with the Representative. Subject to the terms and conditions of the underwriting agreement, the underwriters, through the Representative, have each severally agreed to purchase from us, on a firm commitment basis, the number of units listed next to its name in the following table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
I-Bankers
EarlyBirdCapital, Inc.
Total	10,000,000

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of Our Securities

We expect our units, ordinary shares, rights and warrants to be listed on Nasdaq under the symbols “ESSCU,” “ESSC,” “ESSCR” and “ESSCW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date our ordinary shares, rights and warrants are eligible to trade separately, we anticipate that the ordinary shares, rights and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq or that they will continue to be listed on Nasdaq after this offering.

Pricing of This Offering

We have been advised by the Representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $           per unit and the dealers may also allow a concession not in excess of $        per unit to other dealers.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

•        the history of other similarly structured blank check companies;

•        prior offerings of those companies;

•        our prospects for consummating our initial business combination with an operating business at attractive values;

•        our capital structure;

•        securities exchange listing requirements;

•        market demand;

•        expected liquidity of our securities; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted the underwriters an option to purchase up to 1,500,000 additional units at the initial public offering price, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the effective date of the registration statement of which this prospectus forms a part. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$100,000	$115,000,000
Discount(1)	$0.175	$1,750,000	$2,012,500
Proceeds before expenses(2)	$9.825	$98,250,000	$112,987,500

____________

(1)      Such amount excludes $0.275 per unit, or $2,750,000 (or up to $3,162,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to I-Bankers for advisory services relating to the initial business combination. For more information, see “Business Combination Marketing Agreement” below.

(2)      The offering expenses are estimated at approximately $800,000.

In addition to the underwriting discount, we paid I-Bankers $15,000, upon the execution of the engagement letter, as an advance against certain background check expenses actually anticipated to be incurred by the underwriter, which is reimbursable to the extent not actually incurred, and we have agreed to pay to the underwriters for travel, lodging and other “road show” expenses, expenses of the underwriters’ legal counsel and certain diligence and other fees, which such fees and expenses are capped at an aggregate of $150,000.

No discounts or commissions will be paid on the sale of the private units.

Private Units

I-Bankers (and/or its designees) has committed to purchase 48,750 private units for an aggregate purchase price of $487,500, at $10.00 per unit. I-Bankers has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us at a price of $10.00 per unit the number of private units (up to a maximum of 75,000 private units) that is necessary to maintain in the trust account an amount equal to $10.00 per ordinary share sold to the public in this offering. All of these purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. The private units are identical to the units being sold in this offering. However, I-Bankers has agreed (A) to vote its founder shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose any amendment to our memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months (or up to 21 months) from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, (C) not to convert any shares (including the founder shares) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering (or 21 months, as applicable), and (D) that the founder shares and private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated. The private units, and the ordinary shares, rights, warrants underlying the private units, and the ordinary shares that are issuable pursuant to the rights and warrants included in such units have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1) commencing on the effective date of the registration statement of which this prospectus forms a part or the commencement of sales in this offering. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part.

Additionally, the private units purchased by I-Bankers may not be sold, transferred, assigned, pledged or hypothecated during the 180-day lock-up period commencing on the effective date of the registration statement of which this prospectus forms a part or the commencement of sales in this offering, except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. I-Bankers has agreed that the private units it purchases will not be sold or transferred by it (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the holders of private units, including I-Bankers, the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights” which will at all times be in compliance with FINRA Rule 5110(f)(2)(G)(iii)-(v).

Business Combination Marketing Agreement

Prior to the closing of this offering, we will engage I-Bankers as an advisor in connection with our business combination to assist us in holding meetings with our shareholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination, assist us in obtaining shareholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. The scope of engagement excludes identifying and/or evaluating possible acquisition candidates. Pursuant to our agreement with I-Bankers, (i) if the amount of cash held in the trust account immediately prior to the business combination, after redemptions, is at least 50% of the gross proceeds of the offering hereunder, then the advisory fees payable to I-Bankers will be 2.75% of the cash remaining the trust account in cash, (ii) if the amount of cash held in the trust account immediately prior to the business combination, after redemptions, is less than 50% of the gross proceeds of the offering hereunder, then the advisory fees payable to I-Bankers will be 1.375% of the gross proceeds of the offering, and (iii) notwithstanding (i) and (ii) above, if the amount of cash held in the trust account immediately prior to the business combination, after redemptions, is less than $20,000,000, then the advisory fees payable to I-Bankers will be paid in a combination of cash and securities in the same proportion as the cash and securities consideration paid to the target and its shareholders in the business combination, provided that in no event shall the cash portion of such advisory fees under (ii) or (iii) above be less than $1,000,000.

Representative’s Shares

We have agreed to issue to I-Bankers Securities, Inc. (and/or its designees) 75,000 ordinary shares (or up to 86,250 shares if the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering. I-Bankers Securities, Inc. (and/or its designees) has agreed not to transfer, assign or sell any such shares without our prior written consent until the completion of our initial business combination. In addition, I-Bankers Securities, Inc. (and/or its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 15 months from the closing of this offering (or up to 21 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time).

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Representative’s Warrants

We have agreed to grant to I-Bankers Securities, Inc. (and/or its designees) 500,000 warrants (or 575,000 warrants if the underwriters’ over-allotment option is exercised in full) exercisable at $12.00 per share (or an aggregate exercise price of $6,000,000 or $6,900,000 if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering. The warrant may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement of which this prospectus forms a part and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, I-Bankers Securities, Inc. has agreed that neither it nor its designees will be permitted to exercise the warrants after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. The warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 360 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 360 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 360 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The warrants grant to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the warrants. The holder of the warrants will not be entitled to exercise the warrants for cash unless a registration statement covering the securities underlying the warrants is effective or an exemption from registration is available.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•        Stabilizing Transactions.    The underwriters may make bids or purchases solely for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•        Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•        Penalty Bids.    The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

British Virgin Islands

No offer or invitation to subscribe for shares may be made to the public in the British Virgin Islands.

Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Units.

Italy

This prospectus has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB.

Accordingly, the Units may not be offered, and copies of this prospectus or any other document relating to the shares may not be distributed in Italy except:

(a)     to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (“Regulation No. 11971”), but excluding (i) small and medium enterprises and natural persons indicated in Regulation No. 11971 that have not been included in the register of qualified investors, (ii) management companies and financial intermediaries authorized to manage individual portfolios on behalf of third parties and (iii) fiduciary companies managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of July 23, 1996; or

(b)    in other circumstances that are exempt from the rules on public offers pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and its implementing CONSOB regulations, including Regulation No. 11971.

Any such offer, sale or delivery of the Units offered hereby or distribution of copies of this Prospectus, or any other document relating to the offering in the Republic of Italy must be in compliance with the selling restrictions under

(i)     made by soggetti abilitati (including investment firms (imprese di investimento), banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the offering and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii)    in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the Units offered hereby is solely responsible for ensuring that any offer or resale of the shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100-bis of the Italian Financial Act, the subsequent resale on the secondary market in the Republic of Italy of the Units offered hereby (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971 unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such shares being declared null and void and the intermediary transferring the shares may be liable for any damage suffered by the investors.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York with respect to the units and warrants and Ogier, British Virgin Islands, with respect to the ordinary shares and matters of British Virgin Islands law. Schiff Hardin LLP, Washington, DC, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of East Stone Acquisition Corporation as of June 30, 2019 and for the period from August 9, 2018 (inception) through June 30, 2019 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

EAST STONE ACQUISITION CORPORATION

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
East Stone Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of East Stone Acquisition Corporation (the “Company”) as of June 30, 2019, the related statement of operations, changes in shareholders’ equity and cash flows, for the period from August 9, 2018 (inception) through June 30, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019, and the results of its operations and its cash flows for the period from August 9, 2018 (inception) through June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2018.

New York, New York
February 5, 2020

EAST STONE ACQUISITION CORPORATION
BALANCE SHEETS

	December 31, 2019	June 30, 2019
	(Unaudited)
ASSETS
Current asset – cash	$25,267	$47,722
Deferred offering costs associated with initial public offering	150,764	97,500
Total Assets	$176,031	$145,222

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Advances from related party	$34,121	$25,050
Accrued offering cost	8,755	10,000
Note payable – related party	132,500	100,000
Total Current Liabilities	175,376	135,050
Commitments and Contingencies
Shareholders’ Equity
Preferred shares in class A, B, C, D, and E, no par value; unlimited shares authorized, none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,875,000 shares issued and outstanding on December 31, 2019 and June 30, 2019(1)(2)	25,000	25,000
Accumulated deficit	(24,345)	(14,828)
Total Shareholders’ Equity	655	10,172
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$176,031	$145,222

____________

(1)      Includes an aggregate of up to 375,000 shares held by the initial shareholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in part or in full (see Note 5).

(2)      Share amounts have been retroactively restated to reflect January 8, 2020 share dividend of 1.0 share for each ordinary share outstanding, resulting in our initial shareholders holding an aggregate of 2,875,000 shares (see Note 5)

The accompanying notes are an integral part of these financial statements.

EAST STONE ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Six Months Ended December 31, 2019	For the Period from August 9, 2018 (inception) through December 31, 2018	For the Period from August 9, 2018 (inception) through June 30, 2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Formation and operating costs	$9,099	$14,776	$9,517	$14,839	$14,828
Net loss	$(9,099)	$(14,776)	$(9,517)	$(14,839)	$(14,828)
Weighted average ordinary shares outstanding, basic and diluted(1)(2)	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000
Basic and diluted net loss per ordinary share	$(0.00)	$(0.01)	$(0.00)	$(0.01)	$(0.01)

____________

(1)      Excludes an aggregate of up to 375,000 shares held by the initial shareholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in part or in full (see Note 5).

(2)      Share amounts have been retroactively restated to reflect the January 8, 2020 share dividend of 1.0 share for each ordinary share outstanding, resulting in 2,875,000 our initial shareholders’ holding an aggregate of 2,875,000 shares (see Note 5)

The accompanying notes are an integral part of these financial statements.

EAST STONE ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares(1)		Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance – August 9, 2018 (inception)	—	$—	$—	$—
Issuance of ordinary shares to initial shareholders	2,875,000	25,000	—	25,000
Net loss	—	—	(63)	(63)
Balance – September 30, 2018 (unaudited)	2,875,000	25,000	(63)	24,937
Net loss	—	—	(14,776)	(14,776)
Balance – December 31, 2018 (unaudited)	2,875,000	25,000	(14,839)	10,161
Net income	—	—	13	13
Balance – March 31, 2019 (unaudited)	2,875,000	25,000	(14,826)	10,174
Net loss	—	—	(2)	(2)
Balance – June 30, 2019 (audited)	2,875,000	25,000	(14,828)	10,172
Net loss	—	—	(418)	(418)
Balance – September 30, 2019 (unaudited)	2,875,000	25,000	(15,246)	9,754
Net loss	—	—	(9,099)	(9,099)

Balance – December 31, 2019 (unaudited)	2,875,000	$25,000	$(24,345)	$655

____________

(1)      Includes an aggregate of up to 375,000 shares issued and outstanding on December 31, 2019 held by the Company’s initial shareholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in part or in full (see Note 5).

(2)      Share amounts have been retroactively restated to reflect the January 8, 2020 share dividend of 1.0 share for each ordinary share outstanding, resulting in our initial shareholders’ holding an aggregate of 2,875,000 shares. (see Note 5)

The accompanying notes are an integral part of these financial statements.

EAST STONE ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	Six Months Ended December 31, 2019	For the Period from August 9, 2018 (inception) through December 31, 2018	For the Period from August 9, 2018 (inception) through June 30, 2019
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(9,517)	$(14,839)	$(14,828)

Changes in operating assets and liabilities:
Advances from related party	—	50	50
Net cash used by operating activities	(9,517)	(14,789)	(14,778)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to initial shareholders	—	25,000	25,000
Advances from related party	9,071	25,000	—
Proceeds from promissory notes – related party	32,500	100,000	100,000
Payment of deferred offering costs	(54,509)	(87,500)	(62,500)
Net cash provided by (used by) financing activities	(12,938)	62,500	62,500

Net Change in Cash	(22,455)	47,711	47,722
Cash at beginning of period	47,722	—	—
Cash at end of period	$25,267	$47,711	$47,722

Supplemental disclosure of non-cash financing activities
Payment and advances of offering cost by related party	$—	$—	$25,000
Deferred offering costs included in accrued offering costs	$8,755	$—	$10,000

The accompanying notes are an integral part of these financial statements.

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANISATION AND BUSINESS OPERATIONS

East Stone Acquisition Corporation (the “Company”) is a newly organized blank check company incorporated in the British Virgin Islands on August 9, 2018 (“inception”). The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on financial technology industry. The Company has selected June 30th as its fiscal year end.

The Company’s sponsor is Double Venture Holdings Limited, a British Virgin Islands company with limited liability (the “sponsor”).

As of December 31, 2019, the Company had not yet commenced any operations. All activity for the period from inception through December 31, 2019 relates to the Company’s formation and the Proposed Offering described below.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full) (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Offering”) and the sale of 323,750 Units (or 350,000 Units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Unit in a private placement. The Company’s sponsor, individuals Hua Mao and Cheng Zhao (Mao and Zhao, together, the “anchor investors”), and I-Bankers Securities, Inc, and/or their respective designees, have committed to purchase from the Company an aggregate of 323,750 (or 350,000 if the over-allotment is exercised in full) Units, or “Private Units”, at $10.00 per unit, among which 275,000 units, or the “Insider Units”, will be purchased by the Company’s sponsor, Mr. Hua Mao, and Mr. Cheng Zhao (and/or its designees), and 48,750 (or 75,000 if the over-allotment is exercised in full) units, or the “I-Bankers Units”, will be purchased by I-Bankers (and/or its designees) (“I-Bankers”). These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. All of the proceeds the Company receives from these purchases will be placed in the trust account described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Offering and Private Units (subject to the terms and conditions set forth in the certain trust agreement), although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act. Upon the closing of the Proposed Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Offering, including the proceeds of the Private Placement, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Company, as a foreign private issuer, must comply with the tender offer rules in connection with its Business Combination, and unless otherwise required by Nasdaq rules or applicable laws, it does not intend to conduct

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANISATION AND BUSINESS OPERATIONS (cont.)

a shareholder vote. The public shareholders will be entitled, nevertheless, to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by the law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the Initial Shareholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Offering in favour of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the ordinary shares sold in the Proposed Offering, without the prior consent of the Company.

The Company’s sponsor, officers, directors and Navy Sail International Limited (collectively the “Initial Shareholders”) have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their ordinary shares in conjunction with any such amendment.

The Company has until 15 months from the closing of the Proposed Offering to consummate a Business Combination. However, if the Company is not able to consummate a Business Combination within 15 months, the Company, by resolution of the board of the Company, at the request of the Initial Shareholders, may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 21 months to complete a Business Combination), subject to the Company’s Initial Shareholders depositing additional funds into the trust account as set out below (the “Combination Period”). Pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association and the trust agreement to be entered into between the Company and Continental Stock Transfer & Trust Company on the date of the Proposed Offering, in order for the time available for the Company to consummate a Business Combination to be extended, the Company’s Initial Shareholders and their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $1,000,000, or $1,150,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), up to an aggregate of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full), or approximately $0.10 per share, on or prior to the date of the applicable deadline, for each three month extension. In the event that the Company receives notice from its sponsor five days prior to the applicable deadline to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. However, the Company’s Initial Shareholders and its affiliates or designees are not obligated to fund the trust account to extend the time to consummate a Business Combination.

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANISATION AND BUSINESS OPERATIONS (cont.)

If the Company is unable to complete a Business Combination within 15 months from the closing of the Proposed Offering and if the Company fails to receive an extension requested by the Company’s Initial Shareholders at the end of the 15 months from the closing of the Proposed Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account plus any pro rata interest earned on the funds held in the Trust Account (net of any taxes payable).

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares and the shares underlying the Private Units if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Proposed Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Company’s sponsor and its officers has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933 as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Company’s sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. In connection with the company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, the management of the Company has determined that the Company has access to funds from the Company’s sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Offering or a minimum one year from the date of issuance of these financial statements.

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accompanying unaudited financial statements as of and for the three and six months ended December 31, 2019 and the three months ended December 31, 2018 and the period from August 9, 2018 (inception) to December 31, 2018 have been prepared in accordance with U.S. GAAP for interim financial information and Article 10 of Regulation S-X. In the opinion of management of the Company, all adjustment (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended December 31, 2019 are not necessarily indicative of the results that may be expected for the year ending June 30, 2020.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realised.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and June 30, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the British Virgin Islands. In accordance with British Virgin federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. At December 31, 2019, June 30, 2019, and December 31, 2018, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2019 and June 30, 2019 respectively, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

In August 2018, the SEC adopted the final rule under SEC Release No 33-10532, “Disclosure Update and Simplification”, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendment expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of income is required to be filed. The Company’s management anticipates its first presentation of changes in stockholders’ equity will in included in its first quarterly report on Form 10-Q following the Proposed Offering.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share, no par value, one right, and one redeemable warrant (each whole warrant, a “Public Warrant”). Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of the Business Combination. Each Public Warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per full share (subject to certain adjustments) (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Company’s sponsor, anchor investors, and I-Bankers have committed to purchase an aggregate of 323,750 Private Units, of which 275,000 to be purchased by the Company’s sponsor and/or its designees and the Company’s anchor investors, and 48,750 to be purchased by I-Bankers (or 350,000 Private Units if the underwriter’s over-allotment is exercised in full, of which 275,000 to be purchased by the Company’s sponsor, anchor investors and/or its designees and 75,000 by I-Bankers) at $10.00 per unit ($3,237,500 in the aggregate or $3,500,000 at the maximum aggregate amount) in a private placement that will close simultaneously with the closing of the Proposed Offering. Each Private Unit will consist of one ordinary share (“Private Share”), one right (“Private Right”) and one warrant (“Private Warrant”). Each Private Right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of the Business Combination. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per full share. The proceeds from the Private Placement will be added to the proceeds from the Proposed Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and Private Units and all underlying securities will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In October 2018, the Company issued 1,437,500 ordinary shares to its Initial Shareholders (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.017 per share. On January 8, 2020, the Company effected a stock dividend for 1.0 share for each ordinary share outstanding, resulting in the Initial Shareholders owning an aggregate of 2,875,000 Founder Shares. The share dividend is retroactively restated in the accompanying financial statements. On January 9, 2020, Navy Sail International Limited transferred 625,000 Founder Shares to Mr. Chunyi (Charlie) Hao, our Chairman and Chief Financial Officer. As of January 9, 2020, of the 2,875,000 Founder Shares outstanding, 1,250,000 shares were issued to our sponsor, Double Venture Holdings Limited, of which Mr. Chunyi (Charlie) Hao is the sole director, 1,000,000 shares were issued to Mr. Hao, and 625,000 shares issued to Navy Sail International Limited, of which Mr. Chunyi (Charlie) Hao is the sole director. In February 2020, Chunyi (Charlie) Hao, our Chief Financial Officer, director and an affiliate of the sponsor, transferred or will transfer 100,000 founder shares to Xiaoma (Sherman) Lu, our Chief Executive Officer and director nominee, as well as 15,000 founder shares to each of Messrs. Prasad, Cashel and Zielke, our independent director nominees. The founder shares transferred by Chunyi (Charlie) Hao to the independent director nominees will be returned to Chunyi (Charlie) Hao and will be subject to forfeiture to Chunyi (Charlie) Hao in the event that the closing of this offering does not occur on or before June 1, 2020.The Founder Shares are identical to the Public Shares being sold in the Proposed Offering, except that (1) the Founder Shares are subject to certain transfer restrictions as set forth in certain share escrow agreement, (2) the Founder Shares were purchased pursuant to an exemption from the registration requirements of the Securities Act and will become tradable only after certain conditions are met or the resale of the Founder Shares is registered under the Securities Act, in addition to in accordance with the terms of the share escrow agreement, and (3) the Initial Shareholders have agreed (i) to waive their redemption rights with respect to any shares in connection with the consummation of Business Combination and (ii) to waive their liquidation rights with respect to their Founder Shares and private shares if the Company fails to complete a Business Combination within the Combination Period.

The 2,875,000 Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Initial Shareholders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (excluding the sale of the Private Units).

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Additionally, subject to certain limited exceptions, the Initial Shareholders have agreed to escrow (and not transfer any ownership interest in) their Founder Shares, excluding any Units or shares comprising Units acquired by the Initial Shareholders in the offering or in the open market: (i) with respect to 50% of the Founder Shares for a period ending on the earlier of the six month anniversary of the Business Combination or the date on which the closing price of the Ordinary Shares exceeds $12.50 for any 20 trading days within a 30-trading day period following the closing of the Business Combination and (ii) with respect to the other 50% of the Founder Shares for a period ending on the six month anniversary of the closing of the Business Combination, unless approved by the Company’s public stockholders. However, if, after a Business Combination, there is a transaction whereby all the outstanding shares are exchanged or converted into cash (as they would be in a post-asset sale liquidation) or another issuer’s shares, then the Founder Shares (or any Ordinary Shares thereunder) shall be permitted to come out of escrow to participate. In addition, all Initial Shareholders have agreed to escrow (and not transfer any ownership interest in) their Private Units (or any securities comprising the Private Units), excluding any Units acquired by Initial Shareholders in the Proposed Offering or in the open market, until thirty (30) days following the closing of the Business Combination.

Promissory Note — Related Party

One of the Company’s Initial Shareholders, Navy Sail International Limited, has signed a Promissory Note to loan the Company $300,000 to be used for the payment of costs related to the Proposed Offering (the “Note”). The Note is non-interest bearing, unsecured and due on the earlier of December 31, 2020 or the closing of the Proposed Offering. The Company intends to repay the Note from the proceeds of the Proposed Offering not being placed in the Trust Account. At June 30, 2019, the Company has borrowed $100,000 under the Note and at December 31, 2019, the Company has borrowed an additional $32,500, increasing the balance of the Note to $132,500.

Each loan from the Company’s Initial Shareholders would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of the initial Business Combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 150,000 ordinary shares if $1,500,000 of notes were so converted, as well as 150,000 rights convertible into 1,500 shares and 150,000 warrants to purchase 75,000 shares). The Company’s shareholders have approved the issuance of the units (and underlying ordinary shares, rights and warrants) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of the initial Business Combination. If the Company does not complete an initial Business Combination, the loans will only be repaid with funds not held in the trust account, and only to the extent available.

Advance from Related Party

As of December 31, 2019, the Company has an outstanding account payable of $9,071, payable to Mr. Chunyi (Charlie) Hao, our Chairman and Chief Executive Offer, which amount was paid by Mr. Hao on behalf of the Company for professional service fee related to the Proposed Offering. As of June 30, 2019, $25,050 in accounts payable were due to Latitude Infrastructure Limited (“Latitude”), of which $25,000 Latitude paid on behalf of the Company for legal service fee related to the Proposed Offering and $50 is banking charge associated with the payment. Latitude is 100% owned by a shareholder of Navy Sail International Limited. Total advances payable to related parties at December 31, 2019 was $34,121.

Administrative Services Arrangement

The Company will agree, commencing on the effective date of the Proposed Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Company’s executive officers up to a maximum of $120,000 in the aggregate for office space, utilities and secretarial and administrative services. Such administrative fees shall be paid on a quarterly basis at $30,000 per quarter until the maximum fee is reached, or if earlier, until the consummation of our Business Combination or our liquidation.

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s sponsor, officers and directors or their respective affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, or converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit (the “Working Capital Units”). To date, no Working Capital Loans have been issued.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Company’s sponsor and its affiliates or designees must deposit into the Trust Account $0.10 per unit or up to an aggregate of $2,000,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) for a total of two extensions. Any such payments would be made in the form of a loan. The terms of the loan in connection with the loan have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans or, at the lender’s discretion, may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Units (and underlying securities), Private Warrants and Working Capital Units (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the registration statement related to the Proposed Offering. The holders of a majority-in-interest of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination.

Underwriting Agreement

The Company will grant the underwriters a 30-day option to purchase up to 1,500,000 additional Units to cover the over-allotment at the Proposed Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of (1.75%) of the gross proceeds of the Proposed Offering (the “Underwriting Discount”).

Business Combination Marketing Agreement

The Company has engaged I-Bankers as an advisor in connection with our business combination to assist us in holding meetings with our shareholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with the Business Combination, assist us in obtaining shareholder approval for the Business Combination and assist us with our press releases and public filings in connection with the Business Combination. Pursuant to our agreement with I-Bankers, (i) if the amount of cash held in the trust account immediately prior to the Business Combination, after redemptions, is at least 50% of the gross proceeds of the offering hereunder, then the advisory fees payable to I-Bankers will be 2.75% of the cash remaining in the trust account, (ii) if the amount of cash held in the trust account

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

immediately prior to the Business Combination, after redemptions, is less than 50% of the gross proceeds of the offering hereunder, then the advisory fees payable to I-Bankers will be 1.375% of the gross proceeds of the offering, and (iii) notwithstanding (i) and (ii) above, if the amount of cash held in the trust account immediately prior to the Business Combination, after redemptions, is less than $20,000,000, then the advisory fees payable to I-Bankers will be paid in a combination of cash and securities in the same proportion as the cash and securities consideration paid to the target and its shareholders in the Business Combination, provided that in no event shall the cash portion of such advisory fees be less than $1,000,000.

Representative’s Shares

The Company has agreed to issue to I-Bankers Securities, Inc. (and/or its designees) 75,000 ordinary shares at the consummation of the Proposed Public Offering, plus up to an additional 11,250 shares to the extent the underwriters’ over-allotment option is exercised in full. The Company accounted for such shares as an offering cost of the Proposed Public Offering, with a corresponding credit to shareholders’ equity. I-Bankers Securities, Inc. (and/or its designees) has agreed not to transfer, assign or sell any such shares without our prior written consent until the completion of the Business Combination. In addition, I-Bankers Securities, Inc. (and/or its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the Business Combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete the Business Combination within 15 months (or up to 21 months, if extended) from the closing of the Proposed Offering.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Representative’s Warrants

We have agreed to grant to I-Bankers Securities, Inc. (and/or its designees) 500,000 warrants (or 575,000 warrants if the underwriters’ over-allotment option is exercised in full) exercisable at $12.00 per share (or an aggregate exercise price of $6,000,000 or $6,900,000 if the underwriters’ over-allotment option is exercised in full) upon the closing of this offering. The warrant may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement of which this prospectus forms a part and the closing of the Business Combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, I-Bankers Securities, Inc. has agreed that neither it nor its designees will be permitted to exercise the warrants after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part. The warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 360 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 360 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 360 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The warrants grant to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants. We will bear all fees and expenses

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the warrants. The holder of the warrants will not be entitled to exercise the warrants for cash unless a registration statement covering the securities underlying the warrants is effective or an exemption from registration is available.

NOTE 7. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended and Restated Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At December 31, 2019 and June 30, 2019 there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2019 and June 30, 2019, there are 2,875,000 ordinary shares issued and outstanding, of which up to 375,000 are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in part or in full, so that the Initial Shareholders will own approximately 20% of the issued and outstanding shares after the Proposed Offering (excluding the sale of the Private Units and assuming the Initial Shareholders do not purchase any Units in the Proposed Offering).

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of the Business Combination, even if the holder of such right redeemed all ordinary shares held by him, her or it in connection with the Business Combination or an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of a Business Combination as the consideration related thereto has been included in the unit purchase price paid for by investors in the Proposed Offering. The shares issuable upon exchange of the Public Rights will be freely tradable (except to the extent held by affiliates of the Company).

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Proposed Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Private Warrants, if any, will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be

EAST STONE ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The warrant exercise (for both Public Warrant and Private Warrant) price is adjusted, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination, and (z) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $.01 per warrant:

•        at any time while the Public Warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

•        if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Public Warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

The Company did not identify any other subsequent events that occurred after the balance sheet date up to the date that the financial statements were available that would have required adjustment or disclosure in the financial statements.

Until             , 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

10,000,000 Units

East Stone Acquisition Corporation

_________________________

Prospectus

_________________________

Sole Book-Running Manager

I-Bankers Securities, Inc.

Co-Manager

EarlyBirdCapital, Inc.

            , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fees	$15,935
FINRA Filing Fees	$18,914
Accounting fees and expenses	$40,000
Printing and engraving expenses	$30,000
Nasdaq listing fee	$85,000
D&O insurance	$125,000
Legal fees and expenses	$415,000
Miscellaneous	$57,651
Total	$787,500

Item 14. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a Company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Company’s Amended and Restated Memorandum and Articles of Association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In October 2018, we issued an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share, with 625,000 shares issued to our sponsor, Double Ventures Holdings Limited, of which Mr. Hao, our Chairman and Chief Financial Officer, is the sole director, 625,000 shares issued to Navy Sail International Limited, of which Mr. Hao is the sole director, and 187,500 shares issued to Mr. Hao. In January 2020, we performed a share split whereby each ordinary share was sub-divided into two shares, resulting in our initial shareholders holding an aggregate of 2,875,000 founder shares, of which up to 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, our sponsor, anchor investors and I-Bankers (and/or their respective designees) have committed to purchase from us an aggregate of 323,750 private units at $10.00 per unit (for an aggregate purchase price of $3,237,500, or $3,500,000 if the over-allotment option is exercised in full). The purchase of the private units will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Each of our initial shareholders is an accredited investor for purposes of Rule 501 of Regulation D.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
1.2	Form of Business Combination Marketing Agreement**
3.1	Memorandum and Articles of Association*
3.2	Form of Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Shares Certificate**
4.3	Specimen Warrant Certificate*
4.4	Specimen Right Certificate*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.7	Form of Representative’s Warrant**
5.1	Opinion of Ogier**
5.2	Opinion of Ellenoff Grossman & Schole LLP**
10.1	Form of Letter Agreement among the Registrant, and each of the initial shareholders, anchor investors, directors and officers of the Registrant**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.3	Form of Letter Agreement between East Stone Capital Limited and the Registrant regarding administrative support**
10.4	Securities Purchase Agreement between the Registrant and sponsor*
10.5	Unit Subscription Agreement between the Registrant and sponsor*
10.6	Unit Subscription Agreement between the Registrant and I-Bankers**
10.7	Unit Subscription Agreement between the Registrant and Hua Mao*
10.8	Unit Subscription Agreement between the Registrant and Cheng Zhao*
10.9	Form of Registration Rights Agreement between the Registrant and securityholders**
10.10	Form of Indemnity Agreement*
10.11	Promissory Note issued to Navy Sail International Limited by the Registrant*
14	Form of Code of Ethics*
23.1	Consent of WithumSmith+Brown, PC**
23.2	Consent of Ogier (included in Exhibit 5.1)**
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)**
24.1	Power of Attorney (included on signature page to initial filing of this Registration Statement)*
99.1	Audit Committee Charter*
99.2	Compensation Committee Charter*
99.3	Consent of Xiaoma (Sherman) Lu*
99.4	Consent of Sanjay Prasad*
99.5	Consent of Michael S. Cashel*
99.6	Consent of William Zielke*

____________

*        Previously filed.

**      Filed herewith.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, MA, on the 5th day of February, 2020.

East Stone Acquisition Corporation
By:	/s/ Xiaoma (Sherman) Lu
Name:	Xiaoma (Sherman) Lu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on February 5, 2020.

Name	Position
/s/ Xiaoma (Sherman) Lu	Chief Executive Officer
Xiaoma (Sherman) Lu	(Principal executive officer)
*	Chairman, Chief Financial Officer and Director
Chunyi (Charlie) Hao	(Principal financial and accounting officer)
*By:	/s/ Xiaoma (Sherman) Lu
Xiaoma (Sherman) Lu Attorney-in-Fact